UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TopBuild Corp.
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TopBuild

2023 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

TruTeam | DISTRIBUTION INTERNATIONAL | SERVICE PARTNERS | TopBuild Home Services

Dear Shareholders:

On behalf of the TopBuild Board of Directors and Senior Leadership team, it is my pleasure to invite you to the TopBuild Corp. 2023 Annual Meeting of Shareholders. Our meeting will be held virtually on Monday, May 1st at 10:00 a.m. Eastern Time.  We hope you will attend.

2022 IN REVIEW

2022 was another strong year for TopBuild. Our team did an outstanding job managing multiple material cost increases while also balancing strong demand against persistent supply and labor constraints. Revenue increased 43.7% to $5.0 billion, our gross and operating margins expanded, and adjusted net income per share increased 57.7%.  We also successfully integrated Distribution International and expect to exceed our forecasted synergies of $35 million to $40 million.

On the capital allocation front, we completed five acquisitions and the synergies achieved are meaningful. Identifying, analyzing and integrating strategic acquisitions is one of our core competencies and our successful track record bears this out, generating solid returns for our shareholders.

Since 2018, we have acquired 24 companies which are contributing in excess of $1.6 billion of annual revenue.

During the year, we also continued executing on our share repurchase program, buying 1.4 million shares of our common stock for approximately $250 million.

A CULTURE PROMOTING SAFETY AND SUSTAINABILITY

In 2021 we established a formal sustainability program directly overseen by our Board of Directors and led by a team of dedicated TopBuild professionals with backgrounds in environmental controls, risk management and safety.  We have significantly enhanced our disclosures related to ESG, including publishing Scope 1 emissions data, and adding additional human capital management statistics including more detailed workforce demographic data, and enhanced safety performance information.

We also continue our focus on enhancing our safety-first culture which is supported throughout our organization through training programs and safety management software tools used at our over 400 branches.  This is further emphasized with all bonus eligible employees, including senior leadership, having a percentage of their annual incentive compensation tied to the Company’s safety performance.

I am pleased to report that in 2022 we achieved our best year ever with regards to our safety and personal injury rate. Moreover, while the safety of our employees is paramount, improvements in total recordable and lost time case rates provide additional benefits including enhancing our ability to attract and retain talent and reducing total costs to the business.

I also want to emphasize that the core of our business is inherently environmentally friendly. The insulation we install and distribute drives thermal efficiency, lowers energy usage, and reduces carbon emissions. We are the leader in delivering these benefits for new and existing homes and commercial and industrial facilities across the United States and Canada. The energy savings we deliver far outweigh the impact of our own operations.

LOOKING FORWARD

As we look at 2023 and beyond, we point back to our strong track record of producing solid results. Over the last seven years we have more than tripled our revenue and, on a compounded annual rate, revenue and EBITDA have grown 18% and 36%, respectively.

We are excited about our future and the multiple avenues of growth available to us. The three end-markets we serve represent a $16 billion total addressable market. Our culture of local empowerment, cost control and operational improvement will enable us to outperform in any environment.

We recognize that you have a choice regarding your investment decisions, and we appreciate your continued support of our Company. Your vote is very important to us and I encourage you to read the accompanying Proxy Statement carefully and vote for the Board’s nominees and in accordance with the Board’s recommendations on the other proposals. Whether or not you are planning to attend the Annual Meeting, please vote your shares as soon as possible by telephone or Internet, or, if you requested to receive printed proxy materials, by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Further instructions are provided in the Notice, the proxy card or the voting instruction form provided by your broker. Please vote promptly.

We hope you will attend our virtual Annual Meeting on May 1st. If you have any questions, please contact our Investor Relations department at (386) 763 8801.

Sincerely yours, Robert Buck President and Chief Executive Officer March 21, 2023

TopBuild Corp. - Proxy Statement 1

TopBuild Corp.

475 North Williamson Boulevard

Daytona Beach, Florida 32114-7101

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of TopBuild Corp.:

The 2023 Annual Meeting of Shareholders of TopBuild Corp. will be held virtually on May 1, 2023, at 10:00 AM Eastern Time, for the following purposes:

(a)	To elect each of Alec C. Covington, Ernesto Bautista III, Robert M. Buck, Joseph S. Cantie, Tina M. Donikowski, Deirdre C. Drake, Mark A. Petrarca and Nancy M. Taylor as Directors of the Company for a term of one year or until their respective successors have been duly elected and qualified;
(b)	To ratify the appointment by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
(c)	To approve, on an advisory basis, the compensation of our named executive officers; and
(d)	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 2, 2023 may vote at the meeting.

On or about March 17, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all shareholders of record as of March 2, 2023, and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials electronically or by mail.

Your vote is very important. As a shareholder, you may vote your shares (1) at the Annual Meeting, (2) by telephone, (3) through the Internet in advance, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. For specific instructions on how to vote your shares, please refer to the instructions on the Notice, in the section titled “GENERAL INFORMATION ABOUT THE MEETING AND VOTING” of this Proxy Statement, or on the enclosed proxy card.

By order of the Board of Directors.

Luis F. Machado Vice President, General Counsel and Corporate Secretary

Note:  The Board of Directors solicits votes by use of the Company's telephone or internet voting procedures or, if you requested to receive printed proxy materials, the execution and prompt return of the accompanying proxy card in the enclosed return envelope.

TopBuild Corp. - Proxy Statement 2

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider before voting your shares, and you should read this entire Proxy Statement carefully before voting. Page references are supplied to help you find additional information in this Proxy Statement.

Annual Meeting of Shareholders

●	Date and Time: Monday, May 1, 2023, at 10:00 AM Eastern Time
●	Location: virtually at www.virtualshareholdermeeting.com/BLD2023

Who May Vote

You may vote if you were a shareholder of record at the close of business on the record date, March 2, 2023.

We began mailing a Notice of Availability of Proxy Materials on or about March 17, 2023, to those persons who are entitled to vote at the Annual Meeting.

How to Cast Your Vote

You can vote by any of the following methods:

     Internet (www.proxyvote.com) until 11:59 PM Eastern Time on April 30, 2023;

       Telephone (1-800-690-6903) until 11:59 PM Eastern Time on April 30, 2023;

      If you requested to receive printed proxy materials, by completing, signing, and returning your proxy by mail so that it is received no later than April 28, 2023; or

      During the Annual Meeting: If you are a shareholder of record, the control number on your proxy card will serve as proof of ownership. If you hold your shares through a broker, nominee or other intermediary, you must present proof of ownership to attend the meeting and must obtain a legal proxy from the broker, nominee or other intermediary that holds your shares giving you the right to vote the shares during the Annual Meeting.

Voting Matters

We are asking you to vote on the following proposals at the Annual Meeting:

Proposal	Board Recommendation	Page
Election of Directors	FOR each Director Nominee	12
Ratification of Auditor Appointment	FOR	22
Advisory Vote on Executive Compensation	FOR	25

Board Nominees (page 12)

The Board has nominated each of Alec C. Covington, Ernesto Bautista III, Robert M. Buck, Joseph S. Cantie, Tina M. Donikowski, Deirdre C. Drake, Mark A. Petrarca, and Nancy M. Taylor as Directors, to hold office for a term of one year or until their respective successors have been duly elected and qualified.

TopBuild Corp. - Proxy Statement 3

The following table provides summary information about each director nominee:

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards
Alec C. Covington(1)	66	2015	Managing Director, Haynes Park Capital, LLC	Yes	Audit Compensation Governance	—
Ernesto Bautista, III	51	2021	Chief Financial Officer of BJ Energy Solutions, LLC	Yes	Audit Compensation Governance	—
Robert M. Buck	53	2020	Chief Executive Officer of the Company	No	None	Core & Main, Inc.
Joseph S. Cantie	59	2015	Former Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp.	Yes	Audit (Chair) Compensation Governance	Summit Materials, Inc. Howmet Aerospace, Inc.
Tina M. Donikowski	63	2018	Former Vice President, Global Locomotive Business of General Electric	Yes	Audit Compensation Governance	CIRCOR International Advanced Energy Industries, Inc.
Deirdre C. Drake	57	2023	Former Executive Vice President, Chief People Officer, and Head of Communications of U.S. Cellular Corporation	Yes	Audit Compensation Governance	U.S. Cellular Corporation
Mark A. Petrarca	59	2015	Senior Vice President of Human Resources and Public Affairs, A. O. Smith Corporation	Yes	Audit Compensation (Chair) Governance	—
Nancy M. Taylor	63	2018	Former President and Chief Executive Officer of Tredegar Corporation	Yes	Audit Compensation Governance (Chair)	LL Flooring Holdings, Inc.

(1) Mr. Covington serves as Board Chairperson.

Ratification of Auditor Appointment (page 22)

We are asking our shareholders to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2023. Below is summary information about fees billed to us by PwC for services provided in the years ended December 31, 2021 and 2022:

	Year Ended December 31, 2021 ($)	Year Ended December 31, 2022 ($)
Audit Fees	3,416,000	2,705,000
All Other Fees	153,988	80,255
TOTAL	3,569,988	2,785,255

Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers (page 25)

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers. We believe our compensation programs and practices are appropriate and effective in implementing our compensation philosophy, as they support achieving our goals with appropriate levels of risk and are aligned with shareholder interests, including:

●	long-term equity incentive awards with performance-based vesting;
●	a balanced mix of long-term incentives including restricted stock unit awards to motivate long-term performance and reward executives for gains in the stock price;
●	very limited perquisites;
●	stock ownership requirements for senior officers; and
●	annual incentive compensation bonuses tied directly to performance and capped at varying percentages of base salary, limiting excessive awards for short-term performance.

TopBuild Corp. - Proxy Statement 4

Compensation Committee Report (page 26)

Our compensation programs are designed to attract, retain, and incentivize executive officers to focus on critical business objectives, to appropriately balance risks and rewards, and to effectively lead our business. The fundamental principles of our compensation programs are to reward executive officers based on Company performance, both the achievement of performance goals and the making of effective strategic decisions, and to align executive officers' interests with the long-term interests of our shareholders.

We believe that having a significant ownership interest in our Company via stock ownership is critical to aligning the interests of executive officers with those of our shareholders. Accordingly, equity awards in the form of restricted stock units with extended vesting periods, as well as awards that vest only upon the achievement of performance goals, are an important component of compensation for our executive officers. The value ultimately realized from equity awards depends on the long-term performance of our Company and our common stock.

At our Annual Meeting in 2022, approximately 98% of the votes cast were voted in favor of our say-on-pay proposal, suggesting that an overwhelming majority of our shareholders approve of our executive compensation programs and philosophy.

TopBuild Corp. - Proxy Statement 5

PROXY STATEMENT

2023 Annual Meeting

The 2023 Annual Meeting of Shareholders of TopBuild Corp. (the “Annual Meeting”) will be held virtually at 10:00 AM Eastern Time on May 1, 2023 for the purposes set forth in the accompanying Notice of the 2023 Annual Meeting of Shareholders. This Proxy Statement is being furnished to our shareholders of record as of March 2, 2023 (the “Record Date”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the Annual Meeting and at any adjournments or postponements of the Annual Meeting. We refer to TopBuild Corp. in this Proxy Statement as “we,” “us,” “our,” the “Company” or “TopBuild.”

About TopBuild

We are a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We operate in two segments: our Installation segment, which accounts for approximately 59% of our sales, and our Specialty Distribution segment, which accounts for approximately 41% of our sales. Our Installation segment installs insulation and other building products throughout the United States and, as of December 31, 2022, had approximately 230 branches nationwide. Our Specialty Distribution segment sells and distributes building and mechanical insulation, insulation accessories, and other building product materials and, as of December 31, 2022, had approximately 162 branches located across the United States and 17 branches in Canada.

We leverage our footprint to gain economies of scale while capitalizing on our local market presence to forge strong relationships with our customers.

Our principal executive office is located at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101. Our telephone number is (386) 304-2200 and our website is www.topbuild.com. Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “BLD”. Our internet website and the information thereon or connected thereto is not incorporated into or made a part of this Proxy Statement.

TopBuild Corp. - Proxy Statement 6

CORPORATE GOVERNANCE

Strong governance is a critical part of our corporate culture. The following is an overview of our governance practices:

Board of Directors	Board Alignment with Shareholders

•     Annual election of directors

•     Separate Chair and CEO roles

•     Independent Board and Committee Chairs

•     Majority voting for uncontested director elections

•     All directors are expected to attend at least 75% of the board and committee meetings

•     All directors are expected to attend the Annual Meeting

•     Annual equity grants align directors and executives with shareholders

•     Annual advisory approval of executive compensation

•     Stock ownership requirements for officers and directors

•     Prohibition on insider hedging of our equity securities

Board Composition	Board Committees
• All independent directors, other than Chief Executive Officer • Diverse Board • 3 current or former Chief Executive Officers • No related party transactions	• All members of the committees of the Board are independent directors • Each Board committee has a charter that establishes its roles and responsibilities • 5 financial experts on the Audit Committee
Board Processes	Compensation

•     Independent directors meet regularly without management    present

•     Annual Board and Committee self-assessments

•     Board selection and orientation program

•     Board plays active role in risk oversight

•     Corporate Governance Guidelines approved by Board

•     A significant portion of executive compensation is tied to performance

•     Incentive plan clawback policy

•     Independent advisor hired by the Compensation Committee

•     ESG metric (safety incidents) included as part of incentive compensation

Shareholder Rights	Integrity and Compliance

•     No supermajority voting requirement to amend certificate of incorporation or bylaws

•     Bylaw provisions governing proxy submissions permit shareholders meeting eligibility requirements to submit director candidates for election

• Code of Business Ethics for all directors, officers, and employees • Environmental, health and safety guidelines • Annual training on ethical behavior for managers and salaried employees

The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that contain general principles regarding the responsibilities and function of our Board and Board Committees. The Guidelines set forth the Board's governance practices with respect to leadership structure, Board meetings, access to senior management, director compensation, director qualifications, Board performance, management evaluation and succession planning, and enterprise risk management. The Guidelines are available at: https://www.topbuild.com/esg/corporate-governance.

The Board has also adopted a Code of Business Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other senior officers, in accordance with applicable rules and regulations of the SEC and the NYSE. Our Code of Business Ethics is available at: https://www.topbuild.com/esg/corporate-governance.

Board Leadership Structure

The Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separate or combined. If our Chairperson of the Board does not qualify as independent, then the Board must select a lead independent director to coordinate with the Chairperson of the Board and chair executive sessions of the independent directors. The Board currently separates the roles of Chairperson of the Board and Chief Executive Officer. We believe that separation of the positions of Chairperson of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs, is more conducive to objective evaluation and oversight of management’s performance, increases management accountability, and improves the Board’s ability to monitor whether management’s actions are in the best interests of the Company and its shareholders.

TopBuild Corp. - Proxy Statement 7

The Board's independent oversight function is further enhanced by the following:

●	all three standing Committees are composed entirely of independent directors
●	Directors have complete access to management
●	the Board and its Committees may retain their own advisors
●	the full Board regularly evaluates the performance of our Chief Executive Officer against pre-determined goals
●	the Compensation Committee regularly evaluates the performance of our senior executive officers against pre-determined goals

Independent Sessions

The Board and each Committee regularly meet in independent session of only non-management directors, without Company personnel present, with the Chairperson of the Board or of the applicable Committee Chairperson presiding.

Annual Board and Committee Self-Assessments

Our Board and each Committee conduct an annual self-assessment designed to determine whether the Board and the Committees are functioning effectively and to discuss the potential to improve their effectiveness. The self-assessment enables directors to provide confidential feedback on a variety of topics including Board and committee structure and composition, culture, responsibility, and accountability of directors. A summary of the results is presented to the Board and each Committee, which consider ways to enhance effectiveness. While the formal Board and Committee self-evaluation is conducted on an annual basis, the directors share perspectives, feedback, and suggestions throughout the year.

Majority Vote Standard for Election of Directors; Director Resignation Policy

Our Amended and Restated Bylaws provide for director majority voting in uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. For election or reelection to the Board in an uncontested election, a director must receive more votes cast in favor of such director’s election than cast against such director’s election. Promptly following the annual meeting at which a person is elected as a director, such person must agree to deliver an irrevocable resignation effective upon such persons’ failure to receive the required vote for reelection at the next meeting at which such person would face reelection, and upon acceptance of such resignation by the Board. Any such resignation will be reviewed by the Governance Committee following the election at which the director failed to receive a majority of votes cast and, within 90 days, make a recommendation to the Board, at which time the independent members (other than the resigning member) of the Board will determine whether to accept, reject, or take other appropriate action with respect to the resignation. Absent a compelling reason for the director to remain on the Board, the Board shall accept such resignation.

Certain Relationships and Related Party Transactions

The Board has adopted a written related person transactions policy that requires the Board, or a designated committee thereof consisting solely of independent directors, to approve or ratify any transaction involving us in which any director, director nominee, executive officer, 5% beneficial owner of our common stock, or any of their immediate family members has a direct or indirect material interest. This policy covers financial transactions, arrangements or relationships or any series of similar transactions, arrangements, or relationships, including indebtedness and guarantees of indebtedness, as well as transactions involving employment and similar relationships. This policy excludes transactions determined by the Board or a committee of independent directors not to create or involve a material interest on the part of the related person, such as transactions involving the purchase or sale of products or services in the ordinary course of business and valued at $120,000 or less, transactions in which the related person's interest is derived solely from service as a director of another entity that is a party to the transaction, and transactions in which the related person's interest derives solely from his or her ownership (together with that of any other related persons) of less than 10% of the equity interests in another entity (other than a general partnership interest) which is a party to the transaction. The policy requires directors, director nominees, and executive officers to provide prompt written notice to the Corporate Secretary of any related person transaction so it can be reviewed by the Board or a designated committee thereof consisting solely of independent directors to determine whether the related person has a direct or indirect material interest. If the Board or a designated committee thereof consisting solely of disinterested, independent directors determines that a material interest exists, the Board or such committee will consider all relevant information to assess whether the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of our shareholders. The Board reviews this policy annually and makes changes as appropriate. In 2022, no related party transactions as defined under the policy occurred, and none were submitted, reviewed, or rejected.

TopBuild Corp. - Proxy Statement 8

Compensation Committee Interlocks and Insider Participation

In 2022, each of our non-employee directors served on our Compensation Committee, and none of our executive officers or directors was a member of the board of directors of any other company where the relationship is a compensation committee interlock under Securities and Exchange Commission (“SEC”) rules.

Potential Director Candidates

The Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board. We expect our Board to consist of individuals with appropriate skills and experiences to meet Board governance responsibilities and to contribute effectively to our Company. The Governance Committee seeks to ensure that the Board reflects a range of talents, skills, and expertise, particularly in the areas of accounting and finance, management, domestic markets, strategy, leadership, and diversity, each of which provide sound and prudent guidance with respect to our operations and interests.

The Governance Committee does not have a specific policy regarding consideration of director candidates recommended by shareholders but will consider director candidates recommended by shareholders using the same criteria as for other candidates. Shareholders may submit recommendations in accordance with the procedures for nominations and proposals for other business to be brought at the Annual Meeting set forth in this Proxy Statement.

Risk Management

While our management is responsible for the day-to-day management of risks to the Company, our Board has broad oversight responsibility for our risk management programs.

Our Board exercises risk management oversight and control both directly and indirectly, the latter through various Board committees. Our Board regularly reviews information regarding the Company's credit, liquidity, strategy, cybersecurity, and operations, including the risks associated with each. The Company has not experienced an information security breach in the last three years and monitors and maintains active security of its information technology systems. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation policies and practices. The Audit Committee is responsible for oversight of financial risks, including the steps the Company has taken to monitor and mitigate these risks. The Audit Committee is also responsible for oversight of the Code of Business Ethics with respect to executive officers and senior financial officers. The Governance Committee is responsible for oversight of risks related to corporate governance and risks associated with the independence of the Board and potential conflicts of interest. Each of the Board’s committees apprises the full Board of its activities relating to the foregoing, and the Company’s Chief Executive Officer reports to the Board regarding known risks to the Company’s business and strategy.

ESG Oversight

The Board and management of the Company recognize the importance of environmental, social, and governance (“ESG”) matters and of providing information to our shareholders and other stakeholders regarding our ongoing efforts and practices in these areas. With more than 13,000 employees in the United States and Canada, the health, safety, and well-being of every employee is a top priority. This extends to equity, diversity, and inclusion, creating a workplace where team members are valued, respected, and have opportunities for advancement. We also work together as a team to unlock the full potential of insulation to improve energy efficiency, reduce carbon footprint, and contribute to interior comfort and health.

The Board has retained oversight of the Company’s ESG practices rather than delegating oversight to a committee of the Board. In addition, each standing Committee has assumed ESG responsibilities under the Board’s oversight and Committee charters reflect such responsibilities.

The Company’s ESG committee, led by our senior director of ESG reporting to the Vice President, General Counsel and Secretary, is tasked with developing and implementing a Company-wide sustainable ESG program.  The Chief Executive Officer, Chief Financial Officer, General Counsel, and Chief Human Resources Officer sit on the ESG committee, together with other Company leaders. The ESG committee meets regularly and provides detailed plans, updates, and progress reports to the Board for review. In turn, the Board provides feedback and direction on an ongoing basis.

We are committed to continuous improvement of our ESG and sustainability programs and initiatives and to periodically updating information and results. We encourage you to read our current annual ESG Report and to visit the ESG section of our website for updates and additional policies, information, and materials: www.topbuild.com/esg.

TopBuild Corp. - Proxy Statement 9

Shareholder Engagement

We recognize that good corporate governance includes proactive communications with our shareholders so that we may better understand their priorities and determine how we can best respond to their needs while supporting our investment strategy. Key investors provide input throughout the year at sell-side sponsored industry conferences, on quarterly earnings conference calls, and during individual meetings and conference calls. In 2022, our CFO and investor relations team, either virtually or in-person, attended eleven sell-side industry conferences, hosted an investor day, and conducted individual investor meetings with over 160 separate institutions. While most discussions concern our operations, business performance, and long-term strategy, we also stress our firm commitment to managing and growing our business in a sustainable and socially responsible manner in line with our core values.

Culture of Ethics and Training

The Company is committed to the highest ethical standards in interactions with our employees, customers, suppliers, and the public.

For its employees and managers, the Company has established training programs on ethics and professional development:

●	Annual ethics training for all managers and salaried personnel, including training on our Code of Business Ethics with an acknowledgment by employees completing the training;
●	Annual anti-bribery training for all managers and salaried personnel;
●	Anti-harassment training for all managers and salaried employees, every other year (more frequently where mandated by state laws);
●	Workplace violence training for managers and HR managers every other year;
●	Performance management training on-demand for all managers and salaried personnel;
●	Annual compensation training for managers;
●	Progressive discipline and personal accountability training on-demand for all branch personnel; and
●	On-demand LinkedIn learning available to all managers.

Accuracy of Public Disclosures

It is the Company’s policy that all public disclosures be accurate and complete, fairly present in all material respects the Company’s financial condition and results of operations, and be made on a timely basis as required by applicable laws and securities exchange requirements. A Disclosure Committee oversees this policy based on a Disclosure Committee Charter. The purpose of the Disclosure Committee is to ensure that the information required to be disclosed by the Company in the reports it files or submits to the SEC and other information the Company publicly discloses is recorded, processed, summarized, and reported accurately to senior management of the Company, as appropriate, to allow timely decisions regarding such disclosure.

Prohibition on Hedging and Other Speculative Transactions

We maintain a securities trading policy that applies to our directors, officers, employees, family members of the foregoing persons and trusts, corporations, and other entities controlled by any of the foregoing persons. Our securities trading policy prohibits them from engaging in any hedging transactions that are designed to hedge or offset any decrease in the market value of our equity securities. Prohibited hedging transactions include, without limitation, the use of variable forward contracts, equity swaps, collars, exchange funds, pledging or holding shares in margin accounts, short selling, or placing standing or limit orders with respect to Company stock. We believe this policy is important to help ensure that our officers, directors, and other personnel have the same objectives as our shareholders.

Corporate Governance Documents

Current copies of the following corporate governance documents are on our website at:

https://www.topbuild.com/esg/corporate-governance:

●Certificate of Incorporation;
●Amended and Restated Bylaws;
●Corporate Governance Guidelines;
●Audit Committee Charter;
●Compensation Committee Charter;
●Governance Committee Charter; and
●Code of Business Ethics.

TopBuild Corp. - Proxy Statement 10

We will provide any of these documents in print to any shareholder upon written request to TopBuild Investor Relations, 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101.

Communications to the Board

Shareholders and other parties interested in communicating directly with the Board, an individual director, the non-management directors as a group, or a Board Committee should send such communications to the following address:

TopBuild Corp.
c/o Corporate Secretary
475 North Williamson Boulevard
Daytona Beach, Florida 32114-7101

The Corporate Secretary will receive and process all communications. The Corporate Secretary will forward all communications unless the Corporate Secretary determines that a communication is a business solicitation or advertisement, is a request for general information about the Company, or is improper or inappropriate.

TopBuild Corp. - Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

Other than our Chief Executive Officer, who serves as a director, our Board of Directors consists entirely of independent directors, all of whom the Board has affirmatively determined satisfy both the Company’s and the NYSE director independence standards. The currently authorized number of directors is eight.

The Company’s Amended and Restated Certificate of Incorporation provides that all directors serve for a term of one year that expires at the following year’s annual meeting of shareholders. Unless otherwise instructed, the shares represented by validly submitted proxy cards will be voted “FOR” the election of the below listed nominees to serve as directors of the Company.

Management has no reason to believe that the below listed director nominees will not be candidates or will be unable to serve as Directors. However, in the event that any of the below listed director nominees should become unable or unwilling to serve as Director(s), the proxy card will be voted for the election of such alternate person(s) as shall be designated by the Board. If any alternate person(s) is/are designated by the Board to serve as director nominee(s), the Company will publicly notify shareholders by press release and will promptly distribute to shareholders revised proxy materials (including a revised proxy card if you requested to receive printed proxy materials) that (i) identify each such substitute nominee, (ii) disclose whether such substitute nominee has consented to being named in the revised Proxy Statement and is willing to serve if elected, and (iii) include certain other disclosures required by applicable proxy rules and regulations with respect to each such substitute nominee. Under our Amended and Restated Certificate of Incorporation, vacancies on the Board shall, except as otherwise required by law, be filled solely by a majority of the directors then in office or by the sole remaining director, and each director so elected shall hold office for a term expiring at the next succeeding annual meeting of shareholders.

Below each director nominee’s biography, we have included an assessment of the skills and qualifications of such nominee.

Alec C. Covington
Director Since: 2015 Managing Director, Haynes Park Capital, LLC Age: 66 Independent / Chairperson of the Board Committees: Audit, Compensation, and Governance Audit Committee Financial Expert

Experience:

Mr. Covington has served as Managing Director of Haynes Park Capital, LLC, a private investment and business consulting firm, since forming the company late in 2013. Mr. Covington served as the President and Chief Executive Officer of Nash-Finch Company, a food distribution company, from 2006 until the company merged with Spartan Stores, Inc. in 2013. From 2004 to 2006, he served as both President and Chief Executive Officer of Tree of Life, Inc., a specialty food distributor, and as a member of the Executive Board of Tree of Life’s parent corporation, Royal Wessanen NV, a corporation based in the Netherlands. From 2001 to 2004, Mr. Covington was Chief Executive Officer of AmeriCold Logistics, LLC, a company that specializes in temperature-controlled warehousing and logistics for the food industry. Prior to that time, Mr. Covington was the President of Richfood Inc. and Executive Vice President of Supervalu Inc.

Skills and Qualifications:

Mr. Covington has a strong background in distribution, supply chain operations, and logistics. His significant leadership, executive management experience, and expertise in the areas of management, operations, and business development provide us with a broad-based understanding of areas important to our growth and operations.

TopBuild Corp. - Proxy Statement 12

v
Ernesto Bautista, III
Director Since: 2021 Age: 51 Chief Financial Officer, BJ Energy Solutions LLC Independent Committees: Audit, Compensation, and Governance Audit Committee Financial Expert

Experience:

Mr. Bautista is Chief Financial Officer of BJ Energy Solutions LLC an oil and gas service company.  Prior to joining BJ Energy Solutions LLC in 2021, Bautista served as Vice President, Chief Financial Officer and Treasurer of CARBO Ceramics Inc. (NYSE:CRR) from 2009 to 2020.  In addition, Mr. Bautista served in several senior management roles at W-H Energy Services, Inc. (NYSE:WHQ), ultimately serving as Vice President and Chief Financial Officer prior to the Company’s sale to Smith International Inc.

Skills and Qualifications:

Mr. Bautista has significant experience leading financial and treasury organizations in cyclical industries. His background and expertise provide a deep understanding of finance, financial planning, cash management, strategy, and operations.

Robert M. Buck
Director Since: 2021 President and Chief Executive Officer Age: 53 Committees: None

Experience:

Mr. Buck assumed the position of Chief Executive Officer on January 1, 2021 after serving as President and Chief Operating Officer since the Company’s spin-off from Masco Corporation in June 2015.  At Masco, Mr. Buck served as Group Vice President where he was responsible for the Installation and Other Services Segment consisting of both Masco Contractor Services and Service Partners, LLC. Mr. Buck began his career with Masco in 1997 at Liberty Hardware where he spent eight years in several operations leadership roles and worked extensively in international operations. He became Executive Vice President in 2005 and helped lead the merger of another Masco company with Liberty Hardware before being promoted to the office of President in 2007. Mr. Buck is a director of Core & Main, Inc. (NYSE: CNM), a leading specialty distributor of water, wastewater, storm drainage, fire protection products and related services.

Skills and Qualifications:

Mr. Buck’s leadership positions with Masco, Masco’s subsidiaries and TopBuild give him company-specific knowledge in all areas important to TopBuild’s performance including, among others, key markets, personnel, customer and supplier relationships, operations, marketing, finance, and risk management.

TopBuild Corp. - Proxy Statement 13

Joseph S. Cantie
Director Since: 2015 Former Chief Financial Officer, TRW Automotive Holdings Corp. Age: 59 Independent Committees: Audit (Chair), Compensation, and Governance Audit Committee Financial Expert

Experience:

Mr. Cantie is the former Executive Vice President and Chief Financial Officer of TRW Automotive Holdings Corp., a diversified global supplier of automotive systems, modules, and components, a position he held from February 2003 until January 2016. From 2001 to 2003, Mr. Cantie was Vice President, Finance for the automotive business of TRW, Inc., a global aerospace, systems and automotive conglomerate. Mr. Cantie served as TRW Inc.’s Vice President, Investor Relations from 1999 until 2001. From 1996 to 1999, Mr. Cantie was employed by LucasVarity plc, serving in several executive positions, including Vice President and Controller. Prior to joining LucasVarity, Mr. Cantie was employed as a certified public accountant with the international accounting firm of KPMG. Mr. Cantie is a director of Summit Materials, Inc. (NYSE: SUM), a vertically integrated construction materials company, and Howmet Aerospace, Inc. (NYSE: HWM), a provider of advanced engineered solutions for the aerospace and transportation industries.

Skills and Qualifications:

Mr. Cantie has significant experience leading the finance organization of a large company. His financial background and expertise provide us with a deep understanding of finance, financial operations, capital markets, and investor relations, and his operations and transactions experience provide expertise in mergers and acquisitions as well as in strategy, operations, and integration.

Tina M. Donikowski
Director Since: 2018 Former Vice President, Global Locomotive Business of General Electric Age: 63 Independent Committees: Audit, Compensation, and Governance Audit Committee Financial Expert

Experience and Qualifications:

Ms. Donikowski retired from General Electric in 2015 after serving for 38 years in a variety of leadership positions. The most recent were Vice President, Global Locomotive Business of General Electric and Vice President, Propulsion Business of General Electric. Ms. Donikowski currently serves on the Board of Directors of CIRCOR International (NYSE: CIR), Advanced Energy Industries, Inc. (NASDAQ: AEIS), and ERIEZ Magnetics, a private company, as well as on the Board of Trustees of both Gannon University and The Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering and an Honorary Doctorate from Gannon University.

Skills and Qualifications:

Ms. Donikowski brings with her considerable executive leadership experience derived from her 38-year tenure with General Electric, together with her experience serving as a director of both U.S. and foreign publicly traded companies.

TopBuild Corp. - Proxy Statement 14

Deirdre C. Drake

Director Since: 2023

Former Executive Vice President, Chief People Officer, Head of Corporate Communications, and Corporate Director of U.S. Cellular Corporation

Age: 57

Independent

Committees: Audit, Compensation, and Governance

Experience:

Ms. Drake retired from U.S. Cellular Corporation, a wireless telecommunications services provider, in 2022 after a 33-year career in human resources. Ms. Drake joined U.S. Cellular Corporation in 2014 as Senior Vice President and Chief Human Resources Officer. She was promoted to Executive Vice President in 2018 and, in 2020, assumed the role of Executive Vice President, Chief People Officer and Head of Communications. From 2006 to 2014, Ms. Drake served as Chief Human Resources Officer for The Bank of Montreal Financial Group in the BMO Harris Bank and BMO Capital Markets Divisions. From 1995 to 2006, Ms. Drake held a number of senior management roles with ARAMARK Corporation. Ms. Drake serves on the Board of Directors of U.S. Cellular Corporation (NYSE:  USM).

Skills and Qualifications:

Ms. Drake has substantial expertise in human resources, talent management and communications oversight. Her significant experience in a service-based organization provides valuable insights into the management of human capital, as well as successful integration focused on growth. Ms. Drake was nominated for election and appointed to the Board of Directors following a search led by the Governance Committee and conducted by a nationally recognized executive search firm.

Mark A. Petrarca
Director Since: 2015 Senior Vice President of Human Resources and Public Affairs, A. O. Smith Corporation Age: 59 Independent Committees: Audit, Compensation (Chair), and Governance

Experience:

Mr. Petrarca has served as the Senior Vice President of Human Resources and Public Affairs of A. O. Smith Corporation, a global manufacturer of residential and commercial water heating and water treatment equipment, since 2005. In this role, he is responsible for all human resource activities, including policy and strategy development, performance management, employee relations, compensation and benefits, and organizational development and succession planning, as well as public affairs and communications. Mr. Petrarca joined A. O. Smith Corporation in 1999, serving as Vice President-Human Resources for its Water Products Company until 2005. Mr. Petrarca was previously employed as Director of Human Resources for Strike Weapon Systems, a division of Raytheon Systems Company, and in various manufacturing and human resources positions at the Defense Systems and Electronics Group of Texas Instruments.

Skills and Qualifications:

Mr. Petrarca brings strong expertise in domestic and international human resources and insight into employee relations issues, public affairs, communications, and executive compensation. He provides us with valuable experience in policy and strategy development, performance management, organizational development, succession planning, executive compensation, and mergers and acquisitions. He also has a deep understanding of the building products industry.

TopBuild Corp. - Proxy Statement 15

Nancy M. Taylor
Director Since: 2018 Age: 63 Former President and Chief Executive Officer of Tredegar Corporation Independent Committees: Audit, Compensation, and Governance (Chair) Audit Committee Financial Expert

Experience:

Ms. Taylor served as the President and Chief Executive Officer of Tredegar Corporation, a global manufacturing company, from 2010 until 2015. During her 24-year career with Tredegar, Ms. Taylor held a variety of leadership positions, including President of Tredegar Film Products, Senior Vice President, Strategy, and General Counsel. Ms. Taylor currently serves as Chair of the Board of LL Flooring Holdings, Inc. (NYSE:LL) and is on the Board of the Boys & Girls Club of Metro Richmond (Virginia).

Skills and Qualifications:

Ms. Taylor has significant executive and board leadership experience, deep corporate governance knowledge and a strong background in the commercial construction market. She also has significant experience in operations, mergers and acquisitions, strategic planning, and risk management.

The Board recommends that you vote “FOR” the election of each of the director nominees.

TopBuild Corp. - Proxy Statement 16

Board Demographics as of January 1, 2023

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings and Committees

Our business is managed under the direction of the Board. The Board has established three standing committees: Audit, Governance, and Compensation. The membership and function of each Committee is described herein.

In 2022, the Board held five regularly scheduled meetings, met telephonically twice, and acted by unanimous written consent three times. Our Audit Committee met four times, our Governance Committee met six times, and our Compensation Committee met five times. Each of our incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served. Directors are expected to attend the Annual Meeting. All of the Directors then serving on the Board attended the 2022 virtual Annual Meeting of shareholders.

COMMITTEES OF THE BOARD

Each Committee has a written charter that sets forth in detail the duties and responsibilities of the Committee. Current Committee charters are available on our website at: https://www.topbuild.com/esg/corporate-governance.

TopBuild Corp. - Proxy Statement 17

Audit Committee

Roles and responsibilities:	2022-23 Membership
◻
Appointing and overseeing a firm to serve as the independent registered public accounting firm to audit our financial statements;
◻
Ensuring the independence of the independent registered public accounting firm;
◻
Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end financial results;
◻
Approving or pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
◻
Measuring the adequacy of our internal controls and internal audit function;
◻
Reviewing and reassessing the adequacy of our Code of Business Ethics;
◻
Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
◻
Reviewing issues submitted to the whistleblower line and results of investigations with respect thereto; and
◻
Reviewing disclosures relating to established ESG metrics for accuracy and consistency.

Joseph S. Cantie (Chair)

Ernesto Bautista III

Alec C. Covington

Tina M. Donikowski

Deirdre C. Drake (appointed January 1, 2023)

Mark A. Petrarca

Nancy M. Taylor

Number of Meetings in 2022: 4

Independence:

◻
All members of the Audit Committee meet the independence standards and requirements of the NYSE and the SEC
◻
The Board has determined that Directors Bautista, Cantie, Covington, Donikowski and Taylor qualify as “audit committee financial experts” as defined by SEC rules

Governance Committee

Roles and responsibilities:	2022-23 Membership
◻
Identifying and recommending candidates for membership on our Board and recommending directors for appointment to the committees of our Board;
◻
Recommending candidates for Company Officer positions;
◻
Reviewing the adequacy of our Code of Business Ethics as it relates to directors and executive officers, and overseeing compliance with the Code of Business Ethics by directors;
◻
Overseeing the process of evaluating the performance of the Board and management;
◻
Overseeing an orientation and continuing education program for directors;
◻
Assisting the Board on corporate governance matters, including reviewing and recommending any proposed changes to our Corporate Governance Guidelines, Code of Business Ethics, Amended and Restated Bylaws, and Amended and Restated Certificate of Incorporation; and
◻
Overseeing the governance of and disclosures relating to the Company’s approach to ESG goals and processes.

Nancy M. Taylor (Chair)

Ernesto Bautista III

Alec C. Covington

Joseph S. Cantie

Tina M. Donikowski

Deirdre C. Drake (appointed January 1, 2023)

Mark A. Petrarca

No. of Meetings in 2022: 6

Independence:

◻
All members meet the independence standards and requirements of the NYSE

TopBuild Corp. - Proxy Statement 18

Compensation Committee

Roles and responsibilities:	2021 Membership
◻Reviewing and approving the Company's compensation and benefits policies generally (subject, if applicable, to shareholder ratification), including reviewing incentive compensation plans and equity-based plans of the Company;
◻Making recommendations to the Board with respect to incentive compensation plans and equity-based plans;
◻Approving and ratifying the grant of awards to the executive officers (other than the CEO) under the Company's incentive compensation and equity-based plans, including amendments to the awards made under any such plans, and reviewing and monitoring awards under such plans;
◻Reviewing and approving corporate goals and objectives relevant to executive compensation for each of the Company's senior corporate executives, evaluating each executive's performance in light of such goals and objectives, and setting each executive's compensation (other than the CEO) based on such evaluation and other factors as the Committee deems appropriate and in the best interests of the Company;
◻Determining the long-term incentive compensation component of senior corporate executives' compensation (other than the CEO) by considering such factors as the Committee deems appropriate and in the best interests of the Company;
◻Recommending the CEO’s compensation (base pay, bonus, and long-term incentives) to the Board for review and approval;
◻Reviewing and recommending Board compensation; and
◻Overseeing the Company’s human capital and social framework approach, policies, and disclosures as they relate to the ESG process.

Committee Advisors:

◻Role of Executive Officers. The CEO and certain other executives assist the Compensation Committee with its review of the compensation of our officers. At the Compensation Committee's request, the CEO provides input for the Compensation Committee to consider regarding the performance and appropriate compensation of the named executive officers other than himself. The CEO does not participate in the Compensation Committee's deliberations or decisions with regard to his own compensation. The Compensation Committee gives considerable weight to the CEO's evaluation of the other named executive officers because of his direct knowledge of each executive.
◻
Role of Compensation Consultants. Our Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser. In accordance with this authority, the Compensation Committee has engaged Willis Towers Watson as its independent compensation consultant to provide it with objective and expert analyses, advice, and information with respect to executive compensation. All executive compensation services provided by Willis Towers Watson are directed or approved by the Compensation Committee. See “Compensation Discussion and Analysis” below.

Mark A. Petrarca (Chair)

Ernesto Bautista III

Joseph S. Cantie

Alec C. Covington

Tina M. Donikowski

Deirdre C. Drake (appointed January 1, 2023)

Nancy M. Taylor

No. of Meetings in 2022: 5

Independence:

◻
All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our compensation plans or programs, other than our Non-Employee Directors Equity Program and cash compensation
◻
All members are “non-employee directors” (within the meaning of Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))

Director Independence

Our Corporate Governance Guidelines and the rules of the NYSE require that a majority of the members of the Board be independent directors. Our Board has adopted its own director independence standards contained in our Corporate Governance Guidelines to assist it in assessing director independence.

The Board has determined that none of the current directors or director nominees, other than Mr. Buck (who is a current employee of the Company), have a material relationship with the Company, and that each of these directors (other than Mr. Buck) is independent.

The Board has also determined that (a) all members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC, (b) all members of the Compensation Committee meet the independence standards of the NYSE, and (c) all members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b‑3 of the Exchange Act).

TopBuild Corp. - Proxy Statement 19

Summary

We have provided information about the capabilities, experience, skills, and other qualifications of our directors in their biographies and as set forth above. The Board considered these qualifications and concluded that each current director and director nominee is qualified to serve as a director of the Company. In addition, the Board has determined that each director and director nominee possess the skills, judgment, experience, reputation, and commitment to make a constructive contribution to the Board.

DIRECTOR COMPENSATION

In 2022, as compensation for their service on our Board, each of our non-employee directors received an annual retainer of $215,000, of which $87,500 was paid in cash and $127,500 was paid in the form of restricted stock units. The restricted stock units granted to our non-employee directors generally vest on the first anniversary of the grant date and vest in full upon a change in control of the Company. Our Chairman of the Board receives an additional annual cash retainer of $140,000 for service in this position. The additional annual retainers for serving as Chair of the Audit Committee, Compensation Committee, and Governance Committee were $20,000, $15,000, and $15,000, respectively. Our non-employee directors do not receive any perquisites. Mr. Buck, who is a director and the Chief Executive Officer of our company, does not receive additional compensation for service as a director. Ms. Drake joined the Board on January 1, 2023 and did not receive compensation from the Company for 2022. The table below shows compensation for the year ended December 31, 2022.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Alec C. Covington	227,500	127,500	355,000
Ernesto Bautista, III	87,500	127,500	215,000
Joseph S. Cantie	107,500	127,500	235,000
Tina M. Donikowski	87,500	127,500	215,000
Mark A. Petrarca	102,500	127,500	230,000
Nancy M. Taylor	102,500	127,500	230,000

(1) This column reflects the grant date fair value of the restricted stock units granted to our independent directors during 2022, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. These restricted stock units, consisting of 690 shares of common stock of the Company, vest in full on May 2, 2023, which is the first anniversary of the grant date, subject to continued service until such date.

Non-Employee Director Stock Ownership Guidelines

Our Governance Committee has adopted a policy requiring that our non-employee directors own five times their annual cash retainer in our common stock. These guidelines become effective upon a non-employee director’s election to the Board and give such director five years from the effective date to achieve the targeted ownership. All of our non-employee directors have satisfied the guidelines or are on track to be in compliance with the guidelines within the five-year window.

TopBuild Corp. - Proxy Statement 20

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of TopBuild's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the 2022 Annual Report with the Company's management and independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls systems, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for expressing, and has expressed, an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received written disclosures and the letter from PwC in accordance with the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed its independence with PwC. The Audit Committee has also considered whether PwC's provision of non-audit services to the Company is compatible with maintaining PwC's independence.

The Audit Committee discussed with the Company's internal auditors and with PwC the overall scope and plans for their respective audits. The Audit Committee also met with the internal auditors and with PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10‑K for the year ended December 31, 2022, for filing with the SEC.

Audit Committee

Joseph S. Cantie (Chair)

Ernesto Bautista III

Alec C. Covington

Tina M. Donikowski

Deirdre C. Drake

Mark A. Petrarca

Nancy M. Taylor

TopBuild Corp. - Proxy Statement 21

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PwC, an independent registered public accounting firm, to audit the Company’s financial statements for the year ending December 31, 2023. The Company is submitting its appointment of PwC for ratification by the shareholders at the Annual Meeting. A representative of PwC, who is expected to be present at the Annual Meeting, will have the opportunity to make a statement and be available to respond to appropriate questions.

Although the selection and appointment of our independent registered public accounting firm is not required to be submitted to a vote of shareholders, the Board deems it desirable to obtain shareholders’ ratification and approval of this appointment. If the appointment is not ratified by our shareholders, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year, but it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in the Company’s best interest.

In making its recommendation to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2023, the Audit Committee considered whether the services provided by PwC are compatible with maintaining the independence of PwC.

Before the Audit Committee selected PwC, it carefully considered the independence and qualifications of that firm, including its past performance as the Company’s independent registered public accounting firm and its reputation for integrity and competence in the fields of accounting and auditing.

Audit Fees

The following table sets forth the aggregate fees billed to us by PwC for the years ended December 31, 2021 and 2022, all of which were pre-approved by the Audit Committee in accordance with its policy described below:

	Year Ended December 31, 2021 ($)	Year Ended December 31, 2022 ($)
Audit Fees(1)	3,416,000	2,705,000
All Other Fees(2)	153,988	80,255
TOTAL	3,569,988	2,785,255

(1) Audit Fees consisted of fees billed or estimated to be billed by PwC for the audit of our annual financial statements included in our Annual Report on Form 10-K, review of our interim financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2021 and 2022.

(2) All Other Fees in 2022 consisted of fees for services other than the audit services reported above billed for consulting on tax compliance matters in the amount of $79,355, and the balance for a subscription to an accounting website.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, compensating, and overseeing the work performed by PwC as well as audit services performed by other independent public accounting firms. The Audit Committee has established a policy governing our use of the services of PwC. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by PwC to ensure that the provision of such services does not impair PwC’s independence.

The Board recommends that you vote “FOR” the ratification of the appointment of PwC as the Company's independent registered public accounting firm.

TopBuild Corp. - Proxy Statement 22

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT SHAREHOLDERS

Directors and Executive Officers

The following table sets forth, as of March 2, 2023, beneficial ownership of TopBuild common stock by each executive officer named in the Summary Compensation Table in this Proxy Statement, each director or director nominee, and by all directors and named executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by such person that are exercisable as of March 2, 2023 or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of such person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Shares Beneficially Owned (#)	Percent of Class(2)
Robert M. Buck	52,216	*
Robert M. Kuhns	5,091	*
Luis F. Machado	2,772	*
Steven P. Raia	14,190	*
Robert J. Franklin	12,180	*
Ernesto Bautista, III	1,050	*
Joseph S. Cantie	21,980	*
Alec C. Covington	13,230	*
Tina M. Donikowski	5,240	*
Deirdre C. Drake(3)	265	*
Mark A. Petrarca	13,230	*
Nancy M. Taylor	5,240	*
All current directors and executive officers of the company as a group (12 persons)(4)	146,684	*

* Less than 1%
(1) The address for each beneficial owner listed in this table is 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101.
(2) As of March 2, 2023, we had 31,752,004 shares of common stock outstanding.
(3) Ms. Drake joined the Board on January 1, 2023.
(4) Mr. Peterson retired on September 30, 2022 and is not included in the table.

TopBuild Corp. - Proxy Statement 23

Certain Other Shareholders

As of December 31, 2022, the following were beneficial owners known by us to hold more than 5% of the 31,642,832 shares of then outstanding common stock.  Unless otherwise indicated, each beneficial owner has sole voting and dispositive power with respect to the common stock held. In accordance with SEC rules, information with respect to each shareholder identified in the table below is derived from its most recently dated Schedule 13G or 13D, as filed by each respective shareholder with the SEC. We do not know, nor do we have reason to believe, that such information is not complete or accurate or that a statement or amendment should have been filed and was not.

Name and Address of Beneficial Owner	Shares Beneficially Owned (#)	Percent of Class (%)
BlackRock, Inc., 55 East 52nd Street, New York, NY 10055.(1)	3,301,050	10.4%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(2)	2,948,344	9.3%
Capital Research Global Investors, 333 S. Hope St, 55th Floor, Los Angeles, CA 90071(3)	2,682,009	8.5%
Findlay Park Partners LLP, Almack House, 4th Fl., 28 King St., London SW1Y6QW, United Kingdom(4)	1,853,570	5.9%

(1) Based on a Schedule 13G/A filed with the SEC on February 7, 2023.

(2) Based on a Schedule 13G/A filed with the SEC on February 9, 2023.

(3) Based on a Schedule 13G/A filed with the SEC on February 13, 2023.

(4)	Based on a Schedule 13G/A filed with the SEC on February 9, 2023.

TopBuild Corp. - Proxy Statement 24

PROPOSAL 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act, which was added under the DoddFrank Wall Street Reform and Consumer Protection Act enacted in July 2010, requires that we provide shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules (commonly referred to as “SayonPay”). A Say-on-Pay vote is held annually, and we currently anticipate that the next such vote after the 2023 Annual Meeting will occur next year in connection with our 2024 Annual Meeting.

We encourage shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the Summary Compensation Table and the other related tables and disclosures for a detailed description of the year 2022 compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement appropriately reflects our results during the year.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers. This vote is advisory, which means that it is not binding on the Company, the Board, or the Compensation Committee. However, we value the opinions of our shareholders, and the Board and the Compensation Committee will review the voting results and expect to take into account the outcome of the vote when considering future compensation decisions for the named executive officers.

Accordingly, we ask our shareholders to vote on the following resolution:

“RESOLVED, that the Company's shareholders approve, on a nonbinding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative discussion.”

The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

TopBuild Corp. - Proxy Statement 25

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of TopBuild's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such report by reference.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Compensation Committee

Mark A. Petrarca (Chair)

Ernesto Bautista III
Joseph S. Cantie
Alec C. Covington
Tina M. Donikowski

Deirdre C. Drake
Nancy M. Taylor

Compensation Discussion and Analysis

Overview

For purposes of this Compensation Discussion and Analysis, our named executive officers are identified below (collectively, our “named executive officers”). The information provided reflects summary information concerning TopBuild's executive compensation approach. There are no family relationships between any director, executive officer, or person nominated or chosen to become a director or executive officer.

Named Executive Officers

Name	TopBuild Title
Robert M. Buck	President and Chief Executive Officer
Robert M. Kuhns	Vice President and Chief Financial Officer
Luis F. Machado	Vice President, General Counsel and Corporate Secretary
Steven P. Raia	President, TruTeam Operations
Robert J. Franklin	President, Specialty Distribution
John S. Peterson	Former Vice President and Chief Financial Officer (retired)

TopBuild Compensation Programs

We recognize the importance of attracting and retaining executive officers who can effectively lead our business and make effective strategic decisions, and of motivating them to maximize our Company's performance and create long-term value for our shareholders. We believe in rewarding our executive officers based on Company performance. Our Compensation Committee continually analyzes our compensation practices and programs thoughtfully and thoroughly.

Consideration of Shareholder Vote on Executive Compensation

At our 2022 Annual Meeting, our shareholders had the opportunity to cast an advisory vote on our executive compensation, referred to as the say-on-pay proposal. At that meeting, approximately 98% of the votes cast were voted in favor of the say-on-pay proposal, suggesting that an overwhelming majority of our shareholders approve of our executive compensation programs and philosophy. The Compensation Committee considered this vote when constructing and approving the Company’s ongoing compensation structure for our executives. Based on this strong shareholder support at our 2022 Annual Meeting, the Compensation Committee made no changes to our executive compensation program as a direct result of such vote.

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Compensation Philosophy

We believe that effective executive compensation programs are critical to our long-term success. We have developed compensation programs with the following objectives:

●	Attracting and retaining world-class executives through a total compensation opportunity that is competitive within the various markets in which we compete for talent.
●	Encouraging a pay-for-performance mentality by directly relating variable compensation elements to the achievement of financial and strategic objectives without encouraging undue risk-taking.
●	Recognizing and rewarding the accomplishment of individual and organizational goals focused on both the short-term and the long-term.
●	Promoting a direct relationship between executive compensation and our shareholder interests.

Our performance-based cash and equity awards link a significant portion of executive compensation to Company performance. We believe that an executive's total compensation opportunity should increase commensurate with his or her responsibility and capacity to influence our results. Additionally, as an executive's responsibility and accountability increase, so should the portion of that person's compensation that is at risk. Therefore, not only do base salaries increase with position and responsibility, but short-term and long-term incentive opportunities as a percentage of total compensation increase as well.

Performance-based equity awards that vest only upon the achievement of pre-defined goals and time-based equity awards that vest over multiple years are important components of compensation for our executive officers. The value ultimately realized from equity awards depends on Company performance and the value delivered to shareholders through the long-term performance of TopBuild’s common stock.

TopBuild Compensation Practices

TopBuild has adopted the following compensation practices:

●	a compensation mix weighted towards performance-based incentives;
●	a significant portion of executive compensation tied to stock price performance;
●	an annual market analysis of executive compensation levels and trends;
●	limited perquisites to our executive officers;
●	no individual employment agreements;
●	no excise tax gross-ups;
●	prohibiting the re-pricing of options under our equity plan without shareholder approval; and
●	recovery of past incentive compensation in the event of a restatement of our financial statements.

As a guideline, we target executive compensation levels within 90%-110% of market median as compared to the benchmarked positions as described below. However, target pay for any individual executive may be set above or below this range due to experience levels, unique job qualifications, internal equity considerations, or other factors which may be considered relevant by management and the Compensation Committee.

Stock Ownership Guidelines

Our Compensation Committee has adopted a policy requiring our senior officers, including the named executive officers, to own a multiple of their base salary in our common stock. For our Chief Executive Officer, the multiple is five times base salary. For our Chief Financial Officer and Chief Operating Officer, the multiple is three times base salary. For our General Counsel and Secretary and our Chief Human Resources Officer, the multiple is two times base salary. For all other executives at the level of Vice President or leading an operating segment, the multiple is one times base salary. Individuals have five years from the point of being subject to the ownership guidelines to achieve the prescribed multiple and are permitted to only sell our common stock in order to pay taxes on vesting equity until the required ownership is achieved. All of our named executive officers have satisfied the guidelines or are on track to be in compliance with the guidelines within the five-year window.

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Executive Compensation Approach

TopBuild's executive compensation program features the following primary components:

●	Base salary;
●	Annual cash bonus; and
●	Long-term incentives.

Our executive officers enter into award agreements in connection with grants of equity awards. The award agreements and the Severance Plan (described in the section below entitled “Payments upon a Change of Control and/or Termination of Employment”) contain certain restrictive covenants, including a non-competition covenant during employment and for one year thereafter. In addition, our executive officers participate in the same benefit programs as our salaried employees, including healthcare and wellness programs and a defined contribution (401(k)) savings plan. They also have access to an executive physical exam program that provides for an annual health assessment.

Long-Term Incentive Compensation

In 2022, we modified our Long-Term Incentive (“LTI”) compensation program to consist of performance-based restricted stock units (“PRSUs”), which constitute 60% of the grant value, and time-based restricted stock units (“RSUs”), which constitute 40% of the grant value. We made the change from options to RSUs to better align with business dynamics and market practices, following guidance from and detailed conversations with our compensation consultant. See “Long-Term Incentive Program,” below.

Compensation Benchmarking

We compete for talent in competitive labor environments. To attract and retain critical leadership, we strive to provide a comprehensive and competitive total compensation package. We utilize the resources of an independent compensation consultant to aid in establishing and reviewing our programs and to monitor how they compare with the marketplace. The Compensation Committee has retained Willis Towers Watson, a leading global executive compensation consultant, to advise the Compensation Committee on market trends relative to executive compensation, to provide market data as requested, and to share views on issues being discussed by the Compensation Committee.

The Compensation Committee has sole authority to approve the independent compensation consultant's fees and terms of engagement on executive compensation matters and reviews its relationship with Willis Towers Watson annually to ensure independence on executive compensation matters. In making its determination, the Compensation Committee reviews the independence of Willis Towers Watson and the individual representatives of Willis Towers Watson who serve as the Compensation Committee's advisors, and considers the following specific factors: (i) other services provided to us by Willis Towers Watson; (ii) fees paid by us to Willis Towers Watson as a percentage of Willis Towers Watson's total revenue; (iii) policies and procedures maintained by Willis Towers Watson that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual representatives of Willis Towers Watson who advised the Compensation Committee and any member of the Compensation Committee; (v) any shares of our Company's common stock owned by the individual representatives; and (vi) any business or personal relationships between our executive officers and Willis Towers Watson or the individual representatives.

The Compensation Committee concluded, based on the evaluation described above, that the services performed by Willis Towers Watson which do not relate to executive compensation do not raise a conflict of interest or impair Willis Towers Watson's ability to provide independent advice to the Compensation Committee regarding executive compensation matters.

We endeavor to benchmark our executive compensation levels against similarly situated executives in comparably sized organizations. We believe we compete for executive talent with other non-financial institutions across multiple industrial segments. With that in mind, our consultants look at compensation practices and pay levels for a general industry group of comparable executives, size-adjusted for organizations with a similar revenue size, and the same metrics for a building products peer group.

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The following companies were identified as benchmarks for our executive compensation building products peer group. The list is unchanged from last year, except for Builders FirstSource, Inc., which we removed from the list based on a number of factors and the recommendation of our compensation consultant.

American Woodmark Corporation	Installed Building Products, Inc.
Apogee Enterprises, Inc.	Louisiana-Pacific Corporation
Beacon Roofing Supply, Inc.	Masonite International Corporation
BlueLinx Holdings Inc.	Patrick Industries, Inc.
Boise Cascade Company	Pool Corporation
Comfort Systems USA, Inc.	Simpson Manufacturing Co., Inc.
Dycom Industries, Inc.	UFP Industries, Inc.
Gibraltar Industries, Inc.	Watsco, Inc.
Huttig Building Products, Inc.

We feel this blended approach between a building products peer group and a broad general industry compensation survey dataset compiled by Willis Towers Watson gives us a realistic view of the compensation levels needed to attract and retain top executive talent.

For 2022, the Compensation Committee targeted our overall compensation and benefits programs and each element of compensation at the median level of the surveyed companies. The Compensation Committee considers a range of 90% - 110% of median to be appropriate when reviewing total compensation because a number of variables can influence the relationship of an individual executive's pay components to the survey median data. Although the Compensation Committee attempts to have each component of compensation in this target range, the Compensation Committee puts greater emphasis on achieving the target at the total compensation level. Variables considered include, but are not limited to, education, position tenure, previous experience, level of performance, additional responsibilities, and, as appropriate, recruitment considerations.

Compensation of Named Executive Officers

The table below summarizes the 2022 compensation levels for each of our current named executive officers.

Name	Position	Base Salary ($)	Target Bonus (%)(1)	LTI Level ($)(2)
Robert M. Buck	Chief Executive Officer	900,000	110%	3,300,000
Robert M. Kuhns	Vice President and Chief Financial Officer	440,000	65%	850,000
Luis F. Machado	Vice President, General Counsel and Corporate Secretary	415,000	65%	615,000
Stephen P. Raia	President, TruTeam Operations	480,000	60%	525,000
Robert J. Franklin	President, Specialty Distribution	460,000	55%	375,000
John S. Peterson	Former Vice President and Chief Financial Officer (retired)	515,000	75%	850,000
(1) The bonus award paid is based on performance and is capped at the maximum payout, equal to 200% of target.

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(2) PRSUs represent 60% of the grant date value (the maximum payout of PRSUs is 200% of target); RSUs represent 40% of the grant date value.

2022 Annual Incentive Plan Bonus

TopBuild provided an annual cash bonus opportunity for 2022 to our named executive officers to emphasize annual performance, provide incentive to achieve critical business objectives, and align officers' interests with those of our shareholders.

The performance metrics were adjusted operating income as a percentage of sales (weighted 30%), adjusted operating income (weighted 30%), net sales (weighted 10%), working capital as a percentage of sales (weighted 10%), achievement of an ESG related minimum safety incident rate (weighted 10%), and integrating Distribution International (10%). The threshold, target and maximum goals set for the 2022 annual performance program are set forth below. We believe these metrics most effectively drive enhanced shareholder value creation, and we weighted adjusted operating income as a percentage of sales and adjusted operating income more heavily because they reflect the primary drivers of our stock price performance.

Annual Performance Goals and Achievements

The following table shows target and actual performance along with percentage attained for the 2022 annual performance program.

Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Result(1)	Actual Percentage Attained Relative to Target	Weighting	Actual Weighted Performance Percentage
Adjusted Operating Income as a Percentage of Sales	12.3%	14.5%	16.0%	16.1%	200.0%	30.0%	60.0%
Operating Income, as Adjusted ($ in millions)	$567.5	$667.6	$734.4	$802.2	200.0%	30.0%	60.0%
Net Sales ($ in millions)	$4,154.2	$4,615.8	$5,077.4	$4,996.5	182.5%	10.0%	18.2%
Working Capital as a Percentage of Sales	14.6%	13.3%	12.0%	14.4%	35.0%	10.0%	3.5%
Safety Incident Rate	3.05	2.55	2.25	1.92	200.0%	10.0%	20.0%
DI Integration – Synergy Run Rate	$15.0	$17.5	$22.0	$39.0	200.0%	10.0%	20.0%
TOTAL							181.7%

(1) For purposes of determining achievement of the performance target, the results are adjusted to exclude the impact of acquisitions and other unusual charges which were not included when targets were set.

To determine the cash bonus to be paid to our named executive officers based on the 2022 performance achievements set forth above, the actual weighted performance percentage achieved applicable for each executive officer was multiplied by such executive officer’s applicable target bonus percentage, which was in turn multiplied by such executive officer’s base salary. For those executive officers responsible for operating segments, a blend of performance metrics is used which includes the metrics described above and metrics specific to such officer’s operating segment performance.

Threshold, target, and maximum payouts under the 2022 Annual Incentive Plan (AIP) bonus are shown in the 2022 Grants of Plan-Based Awards Table, while compensation achieved in respect of 2022 performance is shown in the Summary Compensation Table.

Long-Term Incentive Program

Results for LTIP Awards with Performance Periods Ending in 2022

During 2022, the three-year performance period for our 2020 performance-based restricted stock unit awards ended. Vesting of these awards was subject to the Company achieving certain pre-determined performance goals based on our cumulative earnings per share (50% of award) and our relative total shareholder return (“TSR”) (50% of award), over the three-year period ending on December 31, 2022. Partial payouts are permitted for performance that falls below target levels (in either of the two measures) and our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Our Compensation Committee determined payout as follows:

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		EPS Performance			TSR Performance
Name	Target Shares Granted (#)	Payout (%)(2)	Performance Shares Earned (#)	Target Shares Granted (#)	Payout (%)(3)	Performance Shares Earned (#)	Amount Paid on February 22, 2023 ($)(4)
Robert M. Buck	2,403	200%	4,806	2,403	200%	4,806	1,903,176
Robert M. Kuhns	430	200%	860	430	200%	860	340,560
Luis F. Machado(1)	-	-	-	-	-	-	-
Steven P. Raia	1,164	200%	2,328	1,164	200%	2,328	921,888
Robert J. Franklin	822	200%	1,644	822	200%	1,644	651,024
John S. Peterson	1,855	200%	3,710	1,855	200%	3,710	1,469,160

(1) Mr. Machado joined the Company in August 2020 and did not receive a performance-based 2020 LTI award.

(2) Adjusted EPS target of $18.96.  For purposes of the LTIP, EPS adjusted to exclude the impact of acquisitions and other unusual charges not included when targets were set. Under the LTIP, payout is increased to 200% of the target award level for performance that exceeds the target by 10% or more. The actual result exceeded target by 55%, resulting in a payout of 200%.

(3) Total shareholder return earned 49% over the cumulative three-year period ended December 31, 2022, resulting in a ranking in the top quartile amongst the Company's peer group and a payout of 200%.
(4) Reflects the total value of common shares issued upon vesting of the 2020 performance-based restricted stock unit awards, based on the closing stock price of $198.00 on such date.

2022 LTIP Awards

In February 2022, our Compensation Committee approved LTI awards designed to align executive compensation with market practices, reflect our strategic priorities, create a strong link between compensation and performance, drive compensation consistency by having the same performance metrics for executives and non-executives, and assist with the ability to attract and retain key employees. The LTI awards provide retention value by requiring continuous employment through the payment date, except as otherwise provided in the Severance Plan (see “Payments upon a Change of Control and/or Termination of Employment” below). In sizing the grants for our named executive officers, our Compensation Committee considered compensation peer group data and the named executive officer’s expected role in driving our operating results and creating value for our stockholders.

The February 2022 LTI awards consisted of time-based RSUs (40% of targeted total equity grant value) and performance-based PRSUs (60% of total equity grant value) under the Amended and Restated TopBuild Corp. 2015 Long Term Stock Incentive Plan (as amended to the date hereof, the “LTIP”). The RSUs will vest in three equal annual installments, beginning on the first anniversary of the grant date. The PRSUs will generally vest on approximately the third anniversary of the grant date, subject to the Company achieving certain pre-determined performance targets based on our cumulative earnings per share (50% of award) and our relative TSR (50% of award) over the three-year period ending on December 31, 2024. Our executive officers may earn up to 200% of their target award level for performance that exceeds target performance. Partial payouts are permitted for performance that exceeds pre-set thresholds but falls below target levels (in either of the two measures), and in cases where one of the performance measures is met but the other is not.

In addition to the February 2022 equity awards, our Compensation Committee approved special time-based RSUs to Stephen P. Raia and Robert J. Franklin under the LTIP. These special awards were made to secure leadership continuity and executive retention through the integration of Distribution International. See “Grants of Plan-Based Awards Table” below.

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TopBuild Peer Group Established for Relative TSR Measurement

We identified the following companies as our peer group for the relative TSR measurement for the 2022 LTI program, as they reflect similar business characteristics to TopBuild:

American Woodmark Corporation	Meritage Homes Corporation
Armstrong World Industries, Inc.	M/I Homes, Inc.
Beacon Roofing Supply, Inc.	MSC Industrial Direct Co., Inc.
Beazer Homes USA, Inc.	Patrick Industries, Inc.
Builders FirstSource, Inc./BMC	Simpson Manufacturing Co., Inc.
Eagle Materials Inc.	Summit Materials, Inc.
Gibraltar Industries, Inc.	Taylor Morrison Home Corporation
Installed Building Products, Inc.	Toll Brothers, Inc.
KB Home	UFP Industries, Inc.

Clawback Policy

Our Incentive Compensation Recovery Policy generally requires the Company to recover past incentive compensation in the event of a material restatement of our financial statements, other than as a result of changes to accounting rules and regulations. The Company expects to recover all excess incentive compensation received by its current or former executive officers during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement unless such recovery would be impracticable as determined by the Company in accordance with Rule 10D-1 under the Exchange Act. Excess incentive compensation will be recovered even if there was no misconduct or failure of oversight on the part of the recipient. We expect in 2023 to review and revise our policy in connection with final rules regarding recovery of erroneously awarded compensation as promulgated by the SEC and the NYSE in 2022 and 2023, respectively.

Prohibition Against Hedging

The Company’s insider trading policy prohibits directors, officers, employees, and consultants of the Company from engaging in any hedging transactions, pledging, or holding shares in margin accounts, short selling, or placing standing or limit orders with respect to Company stock. For more detailed information, please see “Prohibition on Hedging and Other Speculative Transactions” in our proxy summary above.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee considered all components of our compensation program and assessed any associated risks. The Compensation Committee also considered the various strategies and measures employed by the Company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives, and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; and (iii) the oversight exercised by the Compensation Committee over the performance metrics and results under the annual incentive plan and the LTIP. In addition, compensation programs are reviewed with Willis Towers Watson, our compensation consultant, on an annual basis to ensure plans do not create incentives that would put the Company at excessive risk. Based on the assessment described above, the Compensation Committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company.

Accounting for Share-Based Compensation

We follow FASB ASC Topic 718 for our share-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based compensation awards made to employees and directors, including stock options and restricted stock, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our named executive officers may never realize any value from their awards.

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Summary Compensation Table

The following table sets forth certain information regarding compensation paid to the named executive officers of TopBuild.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Robert M. Buck Chief Executive Officer	2022	883,333	-	3,574,221	-	1,798,830	10,802	6,267,186
	2021	800,000	-	1,650,580	920,000	1,345,600	13,144	4,729,324
	2020	582,000	-	665,198	380,012	666,900	15,830	2,309,940
Robert M. Kuhns Vice President and Chief Financial Officer(3)	2022	416,667	-	920,490	-	519,660	9,150	1,865,967
	2021	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-
Luis F. Machado Vice President, General Counsel and Corporate Secretary	2022	412,500	-	665,845	-	490,140	10,706	1,579,191
	2021	398,333	-	340,791	190,020	403,680	9,413	1,342,238
	2020	163,854	-	300,016	-	355,680	212,780	1,032,330
Steven P. Raia President-TruTeam Operations	2022	475,000	-	1,093,110	-	536,260(4)	-	2,104,370
	2021	446,333	-	340,791	190,020	366,050	-	1,343,194
	2020	425,834	-	322,218	183,984	343,932	41	1,276,009
Robert J. Franklin President, Specialty Distribution	2022	420,813	-	780,558	-	435,410(4)	9,150	1,645,931
	2021	386,167	-	250,975	140,029	336,490	-	1,113,661
	2020	375,000	-	227,546	130,001	308,300	13,434	1,054,281
John S. Peterson Former Vice President and Chief Financial Officer (retired)	2022	386,250	-	920,490	-	526,360	14,165	1,847,265
	2021	512,500	-	609,729	339,994	649,670	9,750	2,121,643
	2020	497,500	-	560,284	319,987	532,000	14,396	1,924,167

(1)  The amounts in this column reflect the aggregate grant date fair value of equity awards under the LTIP (which for 2022 include both time-based RSU and performance-based PRSU award opportunities), assuming target performance, representing the probable outcome.  The grant date fair values were calculated in accordance with FASB ASC 718, utilizing the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2022.  Assuming the highest level of achievement on PRSUs as of the grant date, the aggregate grant date fair value of all stock awards granted in fiscal 2022 would have been $5,828,459 for Mr. Buck, $1,501,063 for Mr. Kuhns, $1,085,856 for Mr. Machado, $1,451,449 for Mr. Raia, $1,036,286 for Mr. Franklin, and $1,501,063 for Mr. Peterson.

(2)  The amounts in this column for 2022 represent the company's 401(k) match, which is available to all employees of the Company, and the incremental Company portion of an executive physical, which is available to all executive officers, and, for Mr. Peterson, the value of a gift for his retirement.

(3) Mr. Kuhns served as Vice President, Corporate Controller in 2020 and 2021.

(4)  Messrs. Raia and Franklin’s annual incentive bonus awards are based on blended results of the Company (25%) and the operating segments they lead (75%).  As a result, Mr. Raia’s achievement percentage was 186.2%, and Mr. Franklin’s achievement percentage was 172.1%.

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Grants of Plan-Based Awards Table

The following table provides information about the potential payouts that were available in 2022 to our named executive officers under our annual performance-based cash bonus opportunity and equity plans under our LTIP.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards(2)	All Other Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)
Robert M. Buck		247,500	990,000	1,980,000	-	-	-	-	-	-	-
	2/15/2022	-	-	-	2,120	8,480	16,960	-	-	-	2,254,238
	2/15/2022	-	-	-	-	-	-	5,654	-	-	1,319,983
Robert M. Kuhns		71,500	286,000	572,000	-	-	-	-	-	-	-
	2/15/2022	-	-	-	546	2,184	4,368	-	-	-	580,573
	2/15/2022	-	-	-	-	-	-	1,456	-	-	339,918
Luis F. Machado		67,438	269,750	539,500	-	-	-	-	-	-	-
	2/15/2022	-	-	-	395	1,580	3,160	-	-	-	420,011
	2/15/2022	-	-	-	-	-	-	1,053	-	-	245,833
Steven P. Raia		72,000	288,000	576,000	-	-	-	-	-	-	-
	2/15/2022	-	-	-	337	1,348	2,696	-	-	-	358,339
	2/15/2022	-	-	-	-	-	-	899	-	-	209,881
	4/1/2022(3)	-	-	-	-	-	-	2,867	-	-	524,890
Robert J. Franklin		63,250	253,000	506,000	-	-	-	-	-	-	-
	2/15/2022	-	-	-	241	962	1,924	-	-	-	255,728
	2/15/2022	-	-	-	-	-	-	642	-	-	149,881
	4/1/2022(3)	-	-	-	-	-	-	2,048	-	-	374,948
John S. Peterson		72,423	289,690	579,380	-	-	-	-	-	-	-
	2/15/2022	-	-	-	546	2,184	4,368	-	-	-	580,573
	2/15/2022	-	-	-	-	-	-	1,456	-	-	339,918

(1) Performance-based PRSUs granted under the LTIP.  PRSUs have estimated future payout ranges from threshold (25%) to target (100%) to maximum (200%) depending on Company performance and continued service.  The grant date fair value was calculated in accordance with FASB ASC 718, using the assumptions discussed in Note 1 and Note 14 to our consolidated financial statements for the year ended December 31, 2022.

(2) Time-based RSUs granted under the LTIP vest in three equal annual installments beginning on the first anniversary of the grant date, assuming continued service.

(3)  The amounts shown reflect the number of shares of time-based RSUs granted pursuant to a special equity award on April 1, 2022 under the LTIP.  The RSUs will generally vest on or about the third anniversary of the grant date, assuming continued service through such date.

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Outstanding Equity Awards at Year-End

The following sets forth certain information regarding equity-based awards held by each named executive officer on December 31, 2022.

		Option Awards				Stock Awards
Name	Original Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)
Robert M. Buck	2/17/2020	-	3,209	118.58	2/17/2030	-	-	4,806	752,091
	2/16/2021	3,423	6,846	214.58	2/16/2031	-	-	6,432	1,006,544
	2/15/2022	-	-	-	-	5,654	884,794	8,480	1,327,035
Robert M. Kuhns	2/17/2020	-	574	118.58	2/17/2030	-	-	860	134,581
	2/16/2021	312	626	214.58	2/16/2031	-	-	588	92,016
	2/15/2022	-	-	-	-	1,456	227,849	2,184	341,774
Luis F. Machado	8/3/2020	-	-	-	-	736	115,177	-	-
	2/16/2021	707	1,414	214.58	2/16/2031	-	-	1,328	207,819
	2/15/2022	-	-	-	-	1,053	164,784	1,580	247,254
Steven P. Raia	2/17/2020	-	1,553	118.58	2/17/2030	-	-	2,328	364,309
	2/16/2021	707	1,414	214.58	2/16/2031	-	-	1,328	207,819
	2/15/2022	-	-	-	-	899	140,685	1,348	210,949
	4/1/2022	-	-	-	-	2,867	448,657	-	-
Robert J. Franklin	2/17/2020	2,194	1,098	118.58	2/17/2030	-	-	1,644	257,270
	2/16/2021	521	1,042	214.58	2/16/2031	-	-	978	153,047
	2/15/2022	-	-	-	-	642	100,467	962	150,543
	4/1/2022	-	-	-	-	2,048	320,492	-	-
John S. Peterson	2/17/2020	-	2,701	118.58	2/17/2030	-	-	3,710	580,578
	2/16/2021	1,265	2,530	214.58	2/16/2031	-	-	1,386	216,895
	2/15/2022	-	-	-	-	1,456	227,849	546	85,444
(1) Stock options become exercisable or vest in equal annual installments of 33%, commencing in the year following the year of grant.
(2) Based on TopBuild’s closing stock price of $156.49 on December 30, 2022.
(3) The number and value of the shares of PRSUs reported in the table are calculated based on achievement of target performance.

TopBuild Corp. - Proxy Statement 35

Option Exercises and Stock Vested

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the year ended December 31, 2022, by the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Robert M. Buck	8,941	1,161,781	18,800	4,127,728
Robert M. Kuhns	1,362	159,169	2,600	570,856
Luis F. Machado	-	-	735	121,113
Steven P. Raia	4,327	542,890	9,080	1,993,605
Robert J. Franklin	-	-	5,734	1,258,967
John S. Peterson	7,111	900,423	14,480	3,179,229
(1) Reflects the number of shares exercised in a cashless exercise transaction, the result of which was that zero net shares were acquired.

(2)  The value realized upon exercise is the difference between the closing price of our common stock at the exercise and the exercise price of each option, multiplied by the number of shares so exercised.

(3) The value is the total number of restricted stock units that vested in full during 2022, multiplied by the closing price of the Company's common stock on the vesting date.

Payments upon a Change of Control and/or Termination of Employment

To help ensure retention of our executive officers, the Board of Directors adopted an Executive Severance and Change-in-Control Plan in February 2016, which was amended and restated on August 25, 2021 (as so amended and restated, the “Severance Plan”).  The Severance Plan provides severance benefits to certain executive officers, including each of our named executive officers, in the event their employment is terminated under certain conditions, as outlined below.

The treatment of outstanding awards upon the occurrence of a change in control, if any, is determined by the Compensation Committee at the time such awards are granted and set forth in the applicable award agreement, except to the extent covered by the Severance Plan. For purposes of the LTIP and the Severance Plan, the term “change in control” means the occurrence of any of the following events:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 40% of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (iii)(1) below;
(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2020, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then in office who either were directors on January 1, 2020, or whose appointment, election, or nomination for election was previously so approved or recommended;
(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates) representing more than 40% of the combined voting power of the Company’s then-outstanding securities; or
(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

TopBuild Corp. - Proxy Statement 36

For purposes of the definition of Change in Control, the terms “Beneficial Owner” or “Beneficially Owned” have meanings set forth in Rule 13d-3 under the Exchange Act and “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term does not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Severance Plan

To be covered and receive benefits under the Severance Plan, eligible executive officers must sign a non-compete, non-solicitation and confidentiality agreement and a release of all claims against the Company and its affiliates. Under the terms of the Severance Plan, each participant is entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., termination without cause by the Company or for a good reason by the executive officer, each as defined in the Severance Plan).

If an eligible executive officer experiences a qualifying termination under the Severance Plan, the executive officer is entitled to an incentive payment that is based on the target amount established under the Company's annual incentive plan for the year in which the termination occurs. The payment is adjusted on a pro-rata basis according to the number of calendar days the eligible executive officer was an active employee during such plan year and is determined based on actual performance after the performance period ends. The eligible executive officer will also receive salary continuation payments in an amount equal to such multiple as identified in the Severance Plan multiplied by the executive officer's base salary and bonus at target. The salary continuation and incentive continuation, if applicable, would be paid in a lump sum or installments over the severance period and in accordance with the Company's standard payroll practice, subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Company will also provide health and wellness benefits to the eligible named executive officer and his or her dependents for the period identified in the Severance Plan.

Executive Severance Compensation Table

The following table represents amounts payable to each named executive officer if he experienced a qualifying termination as of December 30, 2022, not in connection with a change in control.

Name	Severance Plan Multiple (#)	Salary in Year of Termination ($)	Value of Salary Continuation ($)	Value of Bonus Continuation ($)	Value of Pro rata Bonus ($)	Value of Medical Plan Provided During Continuation Period ($)	Total Company Severance Expenses ($)
Robert M. Buck	2	900,000	1,800,000	1,980,000	990,000	15,497	4,785,497
Robert M. Kuhns	1	440,000	440,000	286,000	286,000	10,726	1,022,726
Luis F. Machado	1	415,000	415,000	269,750	269,750	10,855	965,355
Steven P. Raia	1	480,000	480,000	288,000	288,000	7,932	1,063,932
Robert J. Franklin	1	460,000	460,000	253,000	253,000	7,932	973,932

Unvested stock options vest pro-rata and must be exercised within three months of the termination date. Unvested performance-based restricted stock unit awards vest pro-rata as of the termination date based on actual performance against target. Unvested time-based restricted stock unit awards vest pro-rata as of the termination date based on the portion of the vesting period during which the executive officer was an active participant.

TopBuild Corp. - Proxy Statement 37

Change in Control Severance

In the event an eligible executive officer experienced a qualifying termination as of December 30, 2022, and such termination occurred two months prior to, or within twenty-four months following, a change in control, the following enhanced severance compensation applies under the Severance Plan.

Executive Change in Control Compensation Table

Name	Severance Plan Multiple (#)	Salary in Year of Termination ($)	Value of Salary Continuation ($)	Value of Bonus Continuation ($)	Value of Pro rata Bonus ($)	Value of Medical Plan Provided During Continuation Period ($)	Value of Unvested Stock Awards and Options ($)(1)	280G Adjustment	Total Company Severance Expenses ($)
Robert M. Buck	3	900,000	2,700,000	2,970,000	990,000	23,246	4,092,067	-	10,775,313
Robert M. Kuhns	2	440,000	880,000	572,000	286,000	21,452	817,981	(567,488)	2,009,945
Luis F. Machado	2	415,000	830,000	539,500	269,750	21,711	734,929	(18,289)	2,377,601
Steven P. Raia	2	480,000	960,000	576,000	288,000	15,863	1,431,292	-	3,271,155
Robert J. Franklin	2	460,000	920,000	506,000	253,000	15,863	1,023,418	-	2,718,281

(1) Calculated based on TopBuild’s closing stock price of $156.49 on December 30, 2022.

Following a termination without cause or for good reason two months prior to, or within twenty-four months following, a change in control, unvested stock options become 100% vested; outstanding and unvested performance-based restricted stock unit awards become 100% vested based on performance at target levels; and unvested time-based restricted stock unit awards become 100% vested.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Mr. Robert Buck, our Chief Executive Officer in 2022:

For 2022, our last completed year:

●	the median of the annual total compensation of all our employees, other than Mr. Buck, was $61,111; and
●	the annual total compensation of Mr. Buck, as reported in the Summary Compensation Table included in this Proxy Statement, was $6,267,186.

Based on this information, for 2022 the ratio of the annual total compensation of Mr. Buck, our CEO, to the median of the annual total compensation of all our employees was approximately 103 to 1.

As of December 31, 2022, our employee population consisted of approximately 13,000 individuals located in the U.S., Canada, and China. This population consisted of our full-time, part-time, temporary employees, and seasonal workers.

To identify the “median employee” from our employee population, we used the following methodology, which is substantially the same methodology that we used in fiscal 2021. First, we prepared a list of all our employees in the U.S. and Canada as of December 31, 2022 (excluding Mr. Buck). The list included approximately 13,000 employees, including approximately 12,800 employees in the U.S. and 200 employees in Canada. We then excluded the seven employees in China from the list; annualized compensation as applicable for employees who were hired during 2022; and converted total compensation for employees in Canada using a currency exchange rate of 0.75. We then identified the median compensation and the corresponding median employee, who is an installer in our Installation business. After identifying the median employee, we calculated annual total compensation for that person by combining all the elements of such employee’s compensation for 2022 using the same methodology we use in calculating compensation for our named executive officers for the Summary Compensation Table (in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K). This resulted in annual total compensation of $61,111. With respect to the annual total compensation of our CEO, we used the amount reported in the 2022 line of the “Total” column of our Summary Compensation Table included in this Proxy Statement.

TopBuild Corp. - Proxy Statement 38

Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below discloses, for the last three fiscal years: (i) total compensation paid (as reported in the Summary Compensation Table) and “compensation actually paid” (“CAP") to the individuals who served as the Company’s principal executive officer (“PEO”); (ii) average of the total compensation paid (as reported in the Summary Compensation Table) and average “compensation actually paid” to the individuals who served as non-PEO Named Executive Officers (“NEO”); (iii) cumulative total shareholder return of the Company and S&P Composite 1500 Building Products index cumulative total shareholder return; (iv) net income; and (v) the Company’s selected measure, incentive plan Adjusted Operating Income (“AOI”).

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) ($)	Adjusted Operating Income (AOI) (millions)(5) ($)
					Total Shareholder Return(4) ($)	Peer Group Total Shareholder Return(4) ($)
2022	$6,267,186	($394,693)	$1,808,545	($29,434)	$152	$144	$556	$802
2021	$4,729,324	$10,763,416	$1,480,184	$3,562,736	$268	$188	$324	$485
2020	$5,506,201	$24,859,189	$1,615,725	$4,653,581	$179	$128	$247	$347

(1)Our PEO in 2022 and 2021 is Mr. Buck. Our PEO in 2020 is Mr. Volas, who retired on December 31, 2020.

(2)

The amounts in this column reflect compensation as reported in the Summary Compensation Table, with the exception of equity awards. Equity award value adjustments are calculated in accordance with the SEC methodology for CAP for each year. Stock awards based on earnings per share and service are valued using the closing price of common stock on the valuation date and probable outcome of the performance condition. The value of stock options is calculated using a Black-Scholes model; the value of awards that vest based on our TSR performance relative to a peer group of companies is calculated using a Monte Carlo valuation model to represent the probable outcome and the closing price. The assumptions used to derive stock option and performance award values are shown in the tables below.

Range of Assumptions and Resulting Fair Values	Stock Options
	2020		2021		2022
	Low	High	Low	High	Low	High
Measurement Date Stock Price	$63.69	$184.08	$184.08	$275.91	$156.49	$275.91
Exercise (Strike) Price	$26.30	$118.58	$26.30	$214.58	$58.08	$214.58
Risk-free Interest Rate	0.09%	1.62%	0.03%	1.15%	0.35%	4.33%
Volatility	30.2%	43.3%	42.9%	43.4%	42.8%	45.6%
Expected Life (in years)	0.25	7.31	0.25	4.27	0.75	4.94
Dividend Yield	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Stock Option Fair Values	$17.42	$157.79	$17.42	$218.01	$54.85	$218.01

Range of Assumptions and Resulting Fair Values	TSR Performance Awards
	2020		2021		2022
	Low	High	Low	High	Low	High
Remaining Performance Period	1 year	2 years	1 year	2 years	1 year	2 years
Valuation Date Price	$103.08	$184.08	$184.08	$275.91	$156.49	$275.91
Volatility	29.74%	74.42%	38.00%	74.42%	38.00%	59.03%
Peer Group Volatility	31.24%	82.46%	37.66%	82.46%	37.66%	63.60%
Risk-free Interest Rate	0.10%	1.58%	0.10%	0.73%	0.39%	4.67%
Dividend Yield	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Average Correlation Coefficient	0.35	0.67	0.54	0.67	0.54	0.68
TSR Performance Award Fair Values	$184.16	$359.95	$315.17	$537.03	$97.83	$537.03

A reconciliation of the amounts reported in the Summary Compensation Table and CAP to the individuals who served as PEO and NEOs in each year is shown in the table below.

Reconciliation of SCT Compensation to CAP Numbers in 000's	PEO	NEO Average

TopBuild Corp. - Proxy Statement 39

	2020	2021	2022	2020	2021	2022
Summary Compensation Table Total	$5,506,201	$4,729,324	$6,267,186	$1,615,725	$1,480,184	$1,808,545
Deduct Equity Awards:
Amounts reported in the “Stock Awards” column in the SCT for applicable FY	$2,031,028	$1,650,580	$3,574,221	$446,554	$385,572	$876,098
Amounts reported in the “Option Awards” column in the SCT for applicable FY	$1,160,019	$920,000	$0	$220,796	$215,016	$0
Add back: Change in Fair Value
Year End Fair Value of Current Year Equity Awards	$7,570,686	$4,293,414	$2,128,991	$1,244,469	$1,003,362	$568,481
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$12,473,212	$3,735,308	($3,547,596)	$2,035,097	$1,488,330	($978,098)
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$2,500,137	$575,950	($1,669,053)	$425,515	$191,448	($552,264)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	$0	$0	$0	$125	$0	$0
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$0	$0	$0	$0	$0	$0
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0	$0	$0	$0
Compensation Actually Paid (CAP)	$24,859,189	$10,763,416	($394,693)	$4,653,581	$3,562,736	($29,434)

(3)Our non-PEO NEOs in 2022 are Messrs. Kuhns, Machado, Raia, Franklin, and Mr. Peterson, who retired on September 30, 2022; in 2021 are Messrs. Peterson, Machado, Raia, and Franklin; and in 2020 are Messrs. Buck, Peterson, Machado, Raia and Walther.

(4)The S&P Composite 1500 Building Products Index is used as our Total Shareholder Return peer group.

(5)AOI dollars, which represents 30% of our AIP bonus, is our Company selected performance measure. A reconciliation of Operating Income as reported in our 10-K to AOI is shown in the table below.

Reconciliation of Reported Operating Income to AOI
Numbers in 000's	2020	2021	2022
Operating Income, as reported (see Annual 10K Report)	$355,046	$476,419	$797,164
Adjustments:
Non GAAP Charges related to M&A	$855	$38,164	$7,974
M&A not included in Business Plan	-$3,187	-$23,848	-$2,968
Cost of Legal Settlement	-$6,000	-$6,000	$0
Adjusted Operating Income (AOI)	$346,714	$484,735	$802,170

TopBuild Corp. - Proxy Statement 40

Description of Certain Relationships

The charts below provide a graphic description of the relationships: (i) between (A) CAP to the PEOs and the average CAP to the NEOs, and (B) the Company’s cumulative total shareholder return and the S&P Composite 1500 Building Products index cumulative total shareholder return; (ii) between (A) CAP to the PEOs and the average CAP to the NEOs, and (B) the Company’s net income; (iii) between (A) CAP to the PEOs and the average CAP to the NEOs, and (B) the Company’s selected measure, AOI.

CAP decreased from 2020 to 2021 as TopBuild’s TSR increased. For 2022, CAP and TopBuild TSR both decreased.

Over the 2020 to 2022 time period, CAP for TopBuild decreased. Over the same period, Company net income increased annually.

Over the 2020 to 2022 time period, CAP for TopBuild decreased. Over the same period, AOI increased annually.

TopBuild Corp. - Proxy Statement 41

Most Important Performance Measures

The table below lists the performance measures that we believe are the most important financial performance measures used to link the performance of our Company to the compensation actually paid to our PEO and NEOs.

Most Important Performance Measures
Operating Income, as adjusted (AOI) Net Sales Working Capital Safety Incident Rate Earnings Per Share (EPS) Relative Total Shareholder Return (TSR)

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees or directors under the LTIP or otherwise.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)(3)
Equity compensation plans approved by shareholders	320,879	86.79	1,894,331
Equity compensation plans not approved by shareholders	-	-	-
TOTAL	320,879	86.79	1,894,331

(1) Includes shares issuable upon exercise of outstanding stock options, RSUs and PRSUs. PRSUs reported in the table are calculated based on achievement of target performance (as a result, the reported aggregate number may overstate or understate actual dilution).

(2) Relates solely to stock options exercisable for common shares.
(3) Amount represents the total number of securities remaining available for issuance under the LTIP.

TopBuild Corp. - Proxy Statement 42

OTHER MATTERS

Except as discussed in this Proxy Statement, the Board does not know of any matters that are to be properly presented at the Annual Meeting other than those stated in the Notice of 2023 Annual Meeting of Shareholders and referred to in this Proxy Statement.

If other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote thereon in accordance with their best judgment. Moreover, the Board reserves the right to adjourn or postpone the Annual Meeting for failure to obtain a quorum, for legitimate scheduling purposes, or based on other circumstances that, in the Board’s belief, would cause such adjournments or postponements to be in the best interests of all shareholders.

ANNUAL REPORT

The Notice that you received in the mail contains instructions on how to access both the Company’s 2022 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10‑K for the year ended December 31, 2022, and this Proxy Statement.

Upon request, the Company will provide a copy of its 2022 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10‑K for the year ended December 31, 2022. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10‑K for the year ended December 31, 2022. All such requests should be directed to:

Mail:

TopBuild Corp. Investor Relations

475 North Williamson Boulevard

Daytona Beach, Florida 32114-7101

Phone:

(386) 763‑8801

SHAREHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Shareholder Proposals and Proxies

Shareholder proposals intended to be included in the Company's Proxy Statement and form of proxy for use in connection with the Company's 2024 Annual Shareholder Meeting must be received by the Corporate Secretary at the Company's principal executive offices at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101, no later than November 18, 2023 (120 calendar days preceding the one-year anniversary of the mailing date of this Proxy Statement), and must otherwise satisfy the procedures prescribed by Rule 14a‑8 under the Exchange Act. We suggest that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a‑4 under the Exchange Act, shareholder proxies obtained by our Board in connection with our 2024 Annual Shareholder Meeting will confer on the proxies and attorneysinfact named therein discretionary authority to vote on any matters presented at such Annual Meeting which were not included in the Company’s Proxy Statement in connection with such Annual Meeting, unless notice of the matter to be presented at the Annual Meeting is provided to the Company’s Corporate Secretary before January 2, 2024, as provided in our Amended and Restated Bylaws.

Director Nominations or Other Business

Under our Amended and Restated Bylaws, for nominations or other business to be properly brought by a shareholder at our 2024 Annual Shareholder Meeting, the shareholder must have given written notice of such nomination(s) or business, either by personal delivery or by U.S. mail, postage prepaid, to the Corporate Secretary of the Company, at the Company’s principal executive offices at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101, not less than 120 days (or January 2, 2024) nor more than 150 days (or December 3, 2023) prior to the first anniversary of the Annual Meeting. Such notice must contain all the information required by our Amended and Restated Bylaws, including, without limitation, all information that would be required in connection with nomination(s) under the SEC’s proxy rules if such nomination were the subject of a proxy solicitation and the written consent of each nominee for election to our Board named therein to serve if elected. The chairman of the meeting may refuse to acknowledge any nomination(s) or other business not properly brought pursuant to the procedures described above.

TopBuild Corp. - Proxy Statement 43

In addition to satisfying the requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2024 Annual Shareholder Meeting, no later than March 4, 2024). However, if the date of the 2024 Annual Shareholder Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Shareholder Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Shareholder Meeting is first made.

If you have any questions, please contact our Investor Relations department by telephone at (386) 763‑8801.

EXPENSES OF SOLICITATION

The Company will bear the cost of the solicitation of proxies. In addition to mail and email, proxies may be solicited personally, via the Internet, by telephone, by facsimile, or by our employees without additional compensation. We will reimburse brokers and other persons holding shares of our common stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

TopBuild Corp. - Proxy Statement 44

APPENDIX - GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Q - Why is TopBuild distributing this Proxy Statement?

The Board is soliciting your proxy to vote at the Annual Meeting (to be held on May 1, 2023) and at any postponements or adjournments of the Annual Meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q - Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of printed materials?

We have elected to take advantage of the SEC rules that allow companies to furnish proxy materials to shareholders via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review this Proxy Statement and our 2022 Annual Report as well as how to vote via the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. The request must be made on or before April 17, 2023, to ensure timely delivery.

Q - Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on the Record Date, March 2, 2023, are entitled to vote at the Annual Meeting. On that date, there were 31,752,004 shares of our common stock outstanding and entitled to vote.

Q - How many shares must be present to conduct the Annual Meeting?

We must have a “quorum” present attending, virtually or by proxy, to hold the Annual Meeting. A quorum is achieved through the presence at the Annual Meeting, attending virtually or by proxy, of the holders of a majority of the total voting power of all outstanding common stock of the Company entitled to vote at the Annual Meeting. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q - What am I voting on?

Three (3) proposals are scheduled for a vote at the Annual Meeting:

◻	Election of the Company’s Board of Directors;
◻	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
◻	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

As of the date of this Proxy Statement, our Board does not know of any other business to be presented at the Annual Meeting.

Q - How does the Board recommend that I vote?

The Board’s recommendation for each proposal is set forth in this Proxy Statement together with the description of each proposal. In summary, the Board recommends a vote:

◻	FOR the election of each of the director nominees listed in this Proxy Statement as Directors;
◻	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023;
◻	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

Q - How do I vote before the Annual Meeting?

You may vote your shares before the Annual Meeting (1) by telephone, (2) via the Internet, or (3) by completing and mailing a proxy card if you received your proxy materials by mail. If you vote by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. With respect to the election of directors, you may vote “FOR” all of the nominees to the Board, you may vote against any nominee you specify, you may vote against all of the nominees as a group or abstain from voting. For all other proposals described in this Proxy Statement, you may vote “FOR” or “AGAINST” or abstain from voting.

TopBuild Corp. - Proxy Statement 45

Q - May I vote at the Annual Meeting?

Yes, you may vote your shares at the Annual Meeting if you attend. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above, or as directed by your broker if you hold your shares through a broker, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q - How do I vote if my bank or broker holds my shares in “Street Name”?

If you hold shares beneficially, you may vote by submitting the voting instruction form you received from your broker. Telephone and Internet voting may also be available – please refer to the voting instruction card provided by your broker. If you hold your shares in Street Name and wish to vote at the Annual Meeting, you must obtain a legal proxy from the brokerage or other financial intermediary that holds your shares giving you the right to vote the shares virtually at the Annual Meeting.

Q - How many votes do I have?

Each share of common stock that you own as of the close of business on the Record Date, March 2, 2023, entitles you to one (1) vote on each matter to be voted upon at the Annual Meeting.

Q - May I change my vote?

Yes, you may change your vote or revoke your proxy at any time before the vote at the Annual Meeting. You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at TopBuild Corp., Attention: Corporate Secretary, 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101. Submitting a proxy card will revoke votes you may have made with a previous proxy card. You may withdraw your vote at the Annual Meeting and vote by submitting your vote on the meeting website. You may also revoke your vote without voting by sending written notice of revocation by April 21, 2023, to the Corporate Secretary at the above address. Attendance at the virtual meeting will not by itself revoke a previously granted proxy.

If you hold your shares in Street Name and wish to change your vote, you must follow the directions provided by your brokerage or other financial intermediary.

Q - How are my shares voted if I submit a proxy card but do not specify how I want to vote?

If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted “FOR” the election of each of the director nominees; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023; and “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers.

If other business is properly brought before the Annual Meeting, the persons named on the proxy card will vote on such other matters in their discretion.

If you hold your shares in Street Name, see the question below “Will my shares be voted if I don't provide instructions to my broker?”

TopBuild Corp. - Proxy Statement 46

Q - How many votes are needed to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of votes cast	No
Ratification of Appointment of PricewaterhouseCoopers LLP	Majority of votes cast	Yes
Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	Majority of votes cast	No

Election of Directors. A director must receive more votes cast in favor of such director’s election than cast against such director’s election. Abstentions and broker non-votes will not be counted as votes cast for or against a director and will not affect the outcome of the vote.

Ratification of the Appointment of PricewaterhouseCoopers LLP. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote. Broker discretionary votes are permitted.

Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The affirmative vote of the holders of a majority of the votes cast is required for approval of this proposal. Abstentions and broker non-votes will not be counted as votes cast for or against this proposal and will not affect the outcome of the vote.

Q - What is the effect of an abstention?

The shares of a shareholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareholder is virtually present or represented by proxy. An abstention from voting on a matter by a shareholder virtually present or represented by proxy at the meeting has no effect on the election of directors, or against the proposals to ratify the appointment of PwC, or to approve, on an advisory basis, the compensation of our named executive officers.

Q - Will my shares be voted if I don't provide instructions to my broker?

If you are the beneficial owner of shares held in Street Name by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions at least ten (10) days prior to the Annual Meeting date, your broker will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (we refer to the latter case as a broker non-vote). In the case of a broker non-vote, your broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

Under NYSE rules, only the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2023, is a “routine” matter, on which your broker will be allowed to vote without specific voting instructions.

Your vote is important, and we strongly encourage you to vote your shares by following the instructions provided on the Notice, the proxy card or the voting instruction form provided by your broker. Please vote promptly.

Q - Who will count the votes?

Votes will be counted by representatives of Broadridge Financial Solutions, Inc.

Q - Do shareholders have any appraisal or dissenters' rights on the matters to be voted on at the Annual Meeting?

No, shareholders of the Company will not have rights of appraisal or similar dissenters' rights with respect to any of the matters identified in this Proxy Statement to be acted upon at the Annual Meeting.

TopBuild Corp. - Proxy Statement 47

Q - What do I need for admission to the Annual Meeting?

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to record and beneficial holders of our common stock as of the Record Date, individuals holding a valid proxy from a record holder, and other persons authorized by the Company. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. You should be prepared to submit the control number on your proxy card for admission. If you hold your shares in Street Name, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned shares of our common stock as of the Record Date, a copy of a voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership as of the Record Date, as well as your control number, for admission. If you do not provide a control number or comply with the other procedures described above upon request, you may not be admitted to the Annual Meeting or any adjournment or postponement thereof.

Q - Who pays for the Company's solicitation of proxies?

The Company bears the cost of the solicitation of proxies. In addition to mail and email, proxies may be solicited personally, via the Internet, by telephone, by facsimile, or by our employees without additional compensation. We will reimburse brokers and other persons holding shares of our common stock in their names, or in the names of nominees, for their expenses (in accordance with the fee schedule approved by the NYSE) for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees, and other institutional owners. Our costs for such services, if retained, will not be significant.

Q - How can I find out the results of the voting at the Annual Meeting?

We will report the results of the voting at the Annual Meeting in a Current Report on Form 8‑K filed with the SEC on or prior to the fourth business day immediately following the Annual Meeting.

Q - What is “householding” and how does it work?

SEC rules permit us to deliver only one (1) copy of our annual report and this Proxy Statement or the Notice to multiple shareholders who share the same address and have the same last name, unless we receive contrary instructions from a shareholder. This delivery method, called “householding,” reduces printing and mailing costs. Shareholders who participate in householding and who request to receive printed proxy materials will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of our annual report and Proxy Statement or Notice to any shareholder who received these materials at a shared address. To receive a separate copy of the 2022 Annual Report or this Proxy Statement, or if you wish to receive separate copies of future annual reports and/or Proxy Statements, please contact our Investor Relations department by telephone at (386) 763-8801 or in writing at 475 North Williamson Boulevard, Daytona Beach, Florida 32114-7101.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or Proxy Statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or Proxy Statement for your household, please contact our transfer agent, Computershare, at (866) 442‑9124.

If you are a beneficial owner, you can request additional copies of the annual report and Proxy Statement or you may request householding information from your bank, broker or nominee.

TopBuild Corp. - Proxy Statement 48

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2023

This Proxy Statement and our Annual Report on Form 10‑K for the year ended December 31, 2022, are available to you on the Internet at www.proxyvote.com.

To view this material, you will need your control number from your proxy card.

The Annual Meeting (for shareholders as of the March 2, 2023, record date) will be held virtually on May 1, 2023, at 10:00 AM Eastern Time.

For directions on how to attend the virtual Annual Meeting, please call Investor Relations at (386) 763-8801. Shareholders will vote at the virtual Annual Meeting on whether to:

1.	elect Alec C. Covington, Ernesto Bautista III, Robert M, Buck, Joseph S. Cantie, Tina M. Donikowski, Deirdre C. Drake, Mark A. Petrarca and Nancy M. Taylor as Directors;
2.	ratify the Company’s appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2023; and
3.	approve, on an advisory basis, the compensation of our named executive officers as described in the Proxy Statement.

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees; “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023; and “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

March 17, 2023

TopBuild Corp. - Proxy Statement 49

ADMISSION TO THE 2023 ANNUAL MEETING

You will need a proxy card (or other proof of stock ownership) for admission to the virtual Annual Meeting of Shareholders on May 1, 2023. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

●	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope if you requested to receive printed proxy materials;
●	submitting the control number listed on your proxy card at the virtual Annual Meeting;
●	indicating your desire to attend the meeting through our Internet voting procedure; or
●	calling our Investor Relations department at (386) 763‑8801.

A proxy card will be mailed to you if:

●	your TopBuild shares are registered in your name; or
●	your TopBuild shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the March 2, 2023, record date, as indicated on a brokerage statement or letter from your broker.

Your proxy card will serve as verification of your ownership.

TopBuild Corp. - Proxy Statement 50

CORPORATE OFFICE

475 N. Williamson Blvd
Daytona Beach, FL 32114

www.topbuild.com

CONTACT

Tabitha Zane
Vice President, Investor Relations

(386) 763-8801
tabitha.zane@topbuild.com

Your Vote Counts! TOPBUILD CORP. 475 NORTH WILLIAMSON BOULEVARD DAYTONA BEACH, FL 32114 TOPBUILD CORP. 2023 Annual Meeting Vote by April 30, 2023 11:59 PM ET You invested in TOPBUILD CORP. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 1, 2023. Vote Virtually at the Meeting* May 1, 2023 10:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/BLD2023 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D96491-P85698-Z84230 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 17, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D96492-P85698-Z84230 1. Election of Directors Nominees: 1c. Robert M. Buck 1a. Alec C. Covington 1d. Joseph S. Cantie 1b. Ernesto Bautista, III 1e. Tina M. Donikowski 1f. Deirdre C. Drake 1g. Mark A. Petrarca 1h. Nancy M. Taylor 2. To ratify the Company’s appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023; and 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees for Director named in Proposal 1 in this proxy card and “FOR” Proposals 2 and 3. For For For For For For For For For For

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D96485-P85698-Z84230 1b. Ernesto Bautista, III Nominees: 1a. Alec C. Covington 1e. Tina M. Donikowski 1c. Robert M. Buck 1d. Joseph S. Cantie 1h. Nancy M. Taylor Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1f. Deirdre C. Drake 1g. Mark A. Petrarca The Board of Directors recommends you vote FOR proposals 2 and 3. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers. 2. To r a t i f y t h e C o m p a n y ' s a p p o i n t m e n t o f PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2023; and NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the nominees for Director named in Proposal 1 in this proxy card and “FOR” Proposals 2 and 3. 1. Election of Directors For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! TOPBUILD CORP. The Board of Directors recommends you vote FOR the following: TOPBUILD CORP. 475 NORTH WILLIAMSON BOULEVARD DAYTONA BEACH, FL 32114 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BLD2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D96486-P85698-Z84230 PROXY TOPBUILD CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Luis F. Machado and Robert M. Buck as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of TopBuild Corp. held of record by the undersigned on March 2, 2023 at the Annual Meeting of Shareholders to be held on May 1, 2023 and any adjournment or postponements thereof. The shares represented by this proxy, when properly executed and returned, will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 IN THIS PROXY CARD AND “FOR” PROPOSALS 2 AND 3. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting of Shareholders. Continued and to be signed on reverse side